UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
ROCKET PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 30, 2025
Dear Rocket Stockholder:
You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Rocket Pharmaceuticals, Inc. (the “Company”), which will be held solely by means of remote communication via the Internet at www.virtualshareholdermeeting.com/RCKT2025 on June 18, 2025, at 9:00 a.m., Eastern Time.
We are providing access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to many of our stockholders a Notice of Internet Availability of our proxy materials (the “Notice of Internet Availability”) instead of a paper copy of the proxy statement and our 2024 Annual Report on Form 10-K. The Notice of Internet Availability contains instructions on how to access those documents over the Internet. The Notice of Internet Availability also contains instructions on how each of those stockholders can receive a paper copy of our proxy materials, including the proxy statement, our 2024 Annual Report on Form 10-K, and a form of proxy card. All stockholders who do not receive the Notice of Internet Availability, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically. Employing this process will expedite the receipt of materials and will help lower our costs and reduce the environmental impact of distributing our annual meeting materials.
The proxy statement describes the formal business that we will transact at the Annual Meeting. At this year’s Annual Meeting, our stockholders will be asked to consider and act upon the following matters:
1.
the election of ten directors named in the proxy statement to hold office until the Company’s annual meeting of stockholders in 2026, until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal;

2.	the ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.	a non-binding, advisory vote on the compensation of our named executive officers; and
4.	the transaction of any other business that properly comes before the Annual Meeting or any adjournments and postponements thereof.
The Board of Directors of the Company (the “Board”) unanimously recommends a vote “FOR” the election of each of the director nominees named in the proxy statement, “FOR” the ratification of EisnerAmper LLP as the Company’s independent registered public accounting firm and “FOR” the non-binding, advisory vote on the compensation of our named executive officers. Please promptly complete, sign and return the enclosed proxy card by mail or submit your voting instructions by Internet, whether or not you plan to attend the Annual Meeting.
Your vote is important, regardless of the number of shares you own. We urge you to please submit your proxy on these important matters. Submitting a proxy will not prevent you from voting virtually via the Internet at the Annual Meeting but will assure that your vote is counted if you cannot attend.
We strongly encourage you to transmit your voting instructions by proxy prior to the Annual Meeting and, if you plan to attend the Annual Meeting, to do so virtually via the Internet.
On behalf of the Board and the employees of the Company, we thank you for your continued support and look forward to seeing you at the Annual Meeting.

Sincerely yours,

/s/ Gaurav Shah
Gaurav Shah, M.D.
Chief Executive Officer and Director

ROCKET PHARMACEUTICALS, INC.
9 Cedarbrook Drive
Cranbury, NJ 08512
(646) 440-9100
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE	June 18, 2025

TIME	9:00 a.m. Eastern Time

PLACE	Solely by means of remote communication via the Internet at www.virtualshareholdermeeting.com/RCKT2025

ITEMS OF BUSINESS
1.
Election of the ten director nominees named in the enclosed proxy statement to hold office until the annual meeting of stockholders in 2026 (each to serve until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal);

2.	Ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.	Consider and act upon a non-binding, advisory vote on the compensation of our named executive officers; and
4.	Consider any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.
RECORD DATE
The record date for the Annual Meeting is April 21, 2025. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof.
PROXY VOTING
You may attend and participate in the Annual Meeting solely by means of remote communication via the Internet at www.virtualshareholdermeeting.com/RCKT2025 where you will be able to vote electronically and submit questions during the Annual Meeting. You will be able to vote electronically and submit questions only if you use your control number, which will be included on your Notice of Internet Availability of proxy materials or proxy card (if you received a printed copy of the proxy materials), to log on to the Annual Meeting. Whether or not you expect to attend the Annual Meeting, please submit the enclosed proxy or voting instructions by mail, telephone or Internet. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting virtually via the Internet. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder. Each stockholder may appoint only one proxy holder or representative to attend the Annual Meeting on his or her behalf.
The Notice of Internet Availability and the enclosed proxy materials are being made available to our stockholders on or about April 30, 2025.

By Order of the Board of Directors

/s/ Gaurav Shah
Gaurav Shah, M.D.
Chief Executive Officer and Director
Cranbury, New Jersey
April 30, 2025

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 18, 2025. The Notice of Annual Meeting of Stockholders, the Proxy Statement and our 2024 Annual Report on Form 10-K are available at www.proxyvote.com and through our website at www.rocketpharma.com.

i

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 18, 2025
The following information is provided to each stockholder in connection with the Annual Meeting of Stockholders (the “Annual Meeting”) of Rocket Pharmaceuticals, Inc. (“Rocket” or the “Company”) to be held virtually via the Internet at www.virtualshareholdermeeting.com/RCKT2025 on Wednesday, June 18, 2025, at 9:00 a.m., Eastern Time.
The enclosed proxy is for use at the Annual Meeting and any postponement or adjournment thereof. The Company anticipates that the Notice of Internet Availability in connection with these proxy solicitation materials will first be mailed on or about April 30, 2025 to all stockholders entitled to vote at the Annual Meeting and we will post our proxy materials on the website referenced in the Notice of Internet Availability. As more fully described in the Notice of Internet Availability, all stockholders may choose to access our proxy materials on the website referred to in the Notice of Internet Availability or may request to receive a printed set of our proxy materials.
The Company’s principal executive offices are located at 9 Cedarbrook Drive, Cranbury, New Jersey 08512, and the Company’s website is www.rocketpharma.com.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 18, 2025. This Notice of Annual Meeting of Stockholders and Proxy Statement and our 2024 Annual Report on Form 10-K are available at www.proxyvote.com and through our website at the address specified above.
GENERAL INFORMATION
As used in this proxy statement, the “Company,” “Rocket,” “we,” “us” and “our” refer to Rocket Pharmaceuticals, Inc.
When and where is our Annual Meeting?
We will hold our Annual Meeting on June 18, 2025 at 9:00 a.m. Eastern Time. The term “Annual Meeting,” as used in this proxy statement, includes any adjournment or postponement of such meeting. You may attend the Annual Meeting solely by means of remote communication via the Internet at www.virtualshareholdermeeting.com/RCKT2025. Stockholders may vote and submit questions while attending the Annual Meeting solely by means of remote communication via the Internet. You will need the 16-digit control number included on your Notice of Internet Availability or proxy card (if you received a paper delivery of proxy materials), to enter the Annual Meeting via the Internet. Instructions on how to attend and participate solely by means of remote communication via the Internet, including how to demonstrate proof of share ownership, are posted at www.virtualshareholdermeeting.com/RCKT2025.
Why are you holding the Annual Meeting solely by means of remote communication?
We are opting for an Annual Meeting solely by means of remote communication in order to facilitate attendance, enhance access, lower costs and reduce the environmental impact of the Annual Meeting. We have designed our virtual format to enhance, rather than constrain, stockholder participation and communication. For example, the virtual format allows stockholders to communicate with us during the Annual Meeting so they can ask questions of the Board of Directors of the Company (the “Board”) or management. During the live Q&A session of the Annual Meeting, we may answer questions as they come in, to the extent relevant to the business of the Annual Meeting, as time permits.
Why am I receiving these materials?
You are receiving these materials because you were one of our stockholders as of the close of business on April 21, 2025, the record date for determining who is entitled to receive notice of and to vote at the Annual Meeting (the “Record Date”). We are soliciting your proxy (i.e., your permission) to vote your shares of common stock upon matters to be considered by stockholders at the Annual Meeting.

When are this proxy statement and the accompanying material scheduled to be sent to stockholders?
We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 30, 2025, we will mail a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access our proxy statement and Annual Report on Form 10-K and how to vote.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials over the Internet rather than printing and mailing the proxy materials. We believe electronic delivery will expedite the receipt of materials and will help lower our costs and reduce the environmental impact of distributing our annual meeting materials. Therefore, a Notice of Internet Availability will be mailed to holders of record and beneficial owners of our common stock on or around April 30, 2025. The Notice of Internet Availability will provide instructions as to how stockholders may access and review the proxy materials, including the Notice of Annual Meeting, proxy statement, proxy card and Annual Report on Form 10-K, on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice of Internet Availability will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice of Internet Availability, and our Notice of Annual Meeting, proxy statement and Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.
Who is soliciting my vote?
The Board is soliciting your vote on three proposals at the Annual Meeting.
Who can vote at the Annual Meeting?
Only stockholders of record as of the close of business on April 21, 2025, will be entitled to vote at the Annual Meeting. On this date, there were 106,785,606 shares of common stock issued and outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, at the close of business on April 21, 2025, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust, then you are a stockholder of record as of the Record Date. As a stockholder of record on the Record Date, you may vote virtually via the Internet at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card by mail or submit your proxy over the telephone or the Internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If, at the close of business on April 21, 2025, your shares were held not in your name with our transfer agent, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. Simply complete and mail the proxy card and voting instructions to ensure that your vote is counted. Alternatively, you may submit your voting instructions by telephone or over the Internet as instructed by your broker or bank, if applicable. To vote by means of remote communication via the Internet at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of our outstanding shares entitled to vote at the Annual Meeting are present at the Annual Meeting by means of remote communication via the Internet or represented by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote by means of remote communication via the Internet at the Annual Meeting or vote by proxy over the telephone or the Internet as instructed below. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the presiding officer of the Annual Meeting or the holders of a majority of shares entitled to vote at the Annual Meeting present at the Annual Meeting by means of remote communication via the Internet or represented by proxy may adjourn the Annual Meeting to another date.
What am I voting on and how many votes are needed to approve each proposal?
Proposal 1: Election of Directors. The directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present by means of remote communication via the Internet or represented by proxy and entitled to vote on the election of the directors. Plurality means that the director nominees who receive the largest number of “FOR” votes cast are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. Accordingly, the ten director nominees receiving the most “FOR” votes will be elected as directors. If you “withhold” your vote with respect to one or more of the director nominees, your shares will not be included in determining the number of votes cast under the plurality-vote standard and, as a result, will have no effect on the election of such one or more director nominees. Abstentions and broker non-votes are not counted as votes cast and therefore will have no effect on the vote to elect directors.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 requires the affirmative vote of a majority of the votes cast for and against this proposal at the Annual Meeting by the holders of shares present by means of remote communication via the Internet or represented by proxy and entitled to vote on this proposal. Abstentions are not counted as votes cast and therefore will have no effect on the vote. We do not expect any broker non-votes on this proposal because we believe that this proposal is considered a “routine” matter to be considered at the Annual Meeting for which brokerage firms may vote in their discretion on behalf of their clients if no voting instructions are provided.
Proposal 3: The approval of the compensation of our named executive officers, on a non-binding, advisory basis, requires the affirmative vote of a majority of the votes cast for and against this proposal by the holders of shares present by means of remote communication via the Internet or represented by proxy and entitled to vote on this proposal. Because your vote is advisory, it will not be binding on the Board or the compensation committee of the Board (the “Compensation Committee”), but the Board and Compensation Committee will review the voting results and take them into consideration when making future decisions about executive compensation. Abstentions and broker non-votes are not counted as votes cast and therefore will have no effect on the vote.
What are broker non-votes?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote. If the beneficial owner does not provide voting instructions, the broker or nominee may vote the shares with respect to matters that are considered to be “routine,” but may not vote the shares with respect to “non-routine” matters, such as the election of directors and the proposal for the advisory vote on the compensation of our Named Executive Officers. Where a proposal is considered “non-routine” and the broker therefore does not have discretion to vote on the proposal, the unvoted shares are considered “broker non-votes.”
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 21, 2025 (the Record Date).

What does it mean if I receive more than one proxy card?
You may receive more than one proxy card if your shares are registered in more than one name or are registered in different accounts. Please vote in the manner described below under “How do I vote?” for each proxy card to ensure that all of your shares are voted.
How does the Board recommend that I vote my shares?
Unless you give other instructions on your proxy card, the persons named as proxies on the card will vote in accordance with the recommendations of the Board. The Board’s recommendation is set forth together with the description of each proposal in this proxy statement. The Board recommends a vote:
•	“FOR” the election of each of the ten nominees for election to the Board identified in this proxy statement;
•	“FOR” the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
•	“FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers.
With respect to any other business that is properly brought before the Annual Meeting or any adjournment or postponement thereof, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion in their best judgment. As of the date of this proxy statement, the Board had no knowledge of any business other than that described herein to be properly brought before the Annual Meeting or any adjournment or postponement thereof.
How do I vote?
For the election of directors (Proposal 1), you may either vote “FOR” all or some of the nominees or you may “WITHHOLD” your vote for any nominee you specify. For the ratification of the appointment of EisnerAmper LLP (Proposal 2), you may vote “FOR” or “AGAINST,” or you may “ABSTAIN” from voting.
For the non-binding, advisory vote on executive compensation (Proposal 3), you may vote “FOR” or “AGAINST,” or you may “ABSTAIN” from voting. The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record on the Record Date, you may (a) vote by means of remote communication via the Internet, at the Annual Meeting or (b) submit your voting instructions by proxy either by mail, on the Internet or over the phone. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card by mail or submit your proxy over the telephone or the Internet as instructed below to ensure your vote is counted. You may still attend the Annual Meeting and vote by means of remote communication via the Internet even if you have already submitted your voting instructions, as described under “May I change my vote after submitting my proxy card?” below.
•
To submit your voting instructions on the Internet, go to www.proxyvote.com to complete an electronic proxy card. Please have the enclosed proxy card available. Your proxy must be received by 11:59 P.M., Eastern Time, on June 17, 2025, to be counted.

•
To submit your voting instructions over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. Please have the enclosed proxy card available. Your vote must be received by 11:59 P.M., Eastern Time, on June 17, 2025, to be counted.

•
To submit your voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, the designated proxy holders will vote your shares as you direct.

•
To attend the Annual Meeting by means of remote communication via the Internet, log in at www.virtualshareholdermeeting.com/RCKT2025. You will need the 16-digit control number included on your Notice of Internet Availability or proxy card (if you received a paper delivery of proxy materials) to enter the Annual Meeting via the Internet. Instructions on how to attend and participate by means of remote communication via the Internet, including how to demonstrate proof of share ownership, are posted at www.virtualshareholdermeeting.com/RCKT2025.

If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by our Board (which recommendations are set forth above under the question “How does the Board recommend that I vote my shares?”).
If any other business is properly brought before the Annual Meeting or any adjournment or postponement thereof, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion in their best judgment. As of the date of this proxy statement, we know of no other business that may be properly brought before the Annual Meeting or any adjournment or postponement thereof, other than those listed in the Notice of Annual Meeting of Stockholders.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card and voting instructions to ensure that your vote is counted.
Alternatively, you may submit your voting instructions by telephone or over the Internet as instructed by your broker, bank or other agent, if applicable. To vote by means of remote communication via the Internet at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
How do I submit questions at the Annual Meeting?
During the Annual Meeting, if you wish to ask a question, you may do so by entering your question in the text box and clicking “submit”. If questions submitted are repetitive as to a particular topic, the presiding officer of the Annual Meeting may limit discussion on such topic. During the formal portion of the Annual Meeting, all questions presented should relate directly to the proposal under discussion. We will also hold a question and answer period at the end of the Annual Meeting, as time permits, during which time we welcome questions not relating to specific proposals.
Please review the Annual Meeting’s Rules of Conduct for further details. The Annual Meeting’s Rules of Conduct will be posted on www.virtualshareholdermeeting.com/RCKT2025 prior to the date of the Annual Meeting.
How do I get Annual Meeting technical assistance?
Beginning 15 minutes prior to the start of and during the Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log-in page.
May I change my vote after submitting my proxy card?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of the following four ways:
•	send a timely written revocation of the proxy to our Secretary;
•	submit a signed proxy card bearing a later date;
•	submit new voting instructions over the Internet or by telephone; or
•	attend and vote by means or remote communication via the Internet at the Annual Meeting.
If your shares are not registered in your own name, you will need the appropriate documentation from the stockholder of record to vote personally at the Annual Meeting. If your shares are held by your broker, bank or another party as a nominee or agent, you should follow the instructions provided by such party. Your personal attendance at the Annual Meeting does not revoke your proxy. Your last vote, prior to or at the Annual Meeting, is the vote that will be counted.
Who will bear the expense of soliciting proxies?
The Company will pay the cost for the solicitation of proxies by the Board. The solicitation of proxies will be made primarily by mail and through Internet access to materials. Proxies may also be solicited personally, by telephone, fax or e-mail by employees of Rocket without any remuneration to such individuals other than their regular compensation. Rocket will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.
How can I find the voting results from the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K that we expect to file no later than four business days after the Annual Meeting. If final voting results are not available by the time we file the Form 8-K, we will disclose the preliminary results in the Form 8-K and, within four business days after the final voting results are known to us, file an amended Form 8-K to disclose the final voting results.

PROPOSAL 1

ELECTION OF DIRECTORS
Upon the recommendation of the nominating and corporate governance committee of the Board (the “Nominating and Corporate Governance Committee”), the Board has nominated Dr. Roderick Wong, Dr. Elisabeth Björk, Mr. Carsten Boess, Dr. Mikael Dolsten, Mr. Pedro Granadillo, Dr. Gotham Makker, Dr. Fady Malik, Mr. Piratip Pratumsuwan, Dr. Gaurav Shah and Mr. David P. Southwell to serve as directors and to hold office until the Company’s annual meeting of stockholders in 2026 (each to serve until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal). Each of the foregoing persons currently serves as a director, and each has indicated a willingness to continue to serve as a director.
Vote Required
Directors are elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present by means of remote communication via the Internet or represented by proxy and entitled to vote on the election of the directors. The ten director nominees receiving the highest number of “FOR” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the ten nominees named above. If any of the nominees become unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board.
Our Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES SET FORTH ABOVE.

DIRECTORS AND NOMINEES
The members of the Board as of the date of this proxy statement, together with certain information about them, are set forth below.
There are no arrangements or understanding between any director, or nominee for director, pursuant to which such director or nominee was selected as a director or nominee. Additionally, there are no family relationships among our directors, officers, or nominees for director. We know of no reason why any of the nominees may be unable to serve as a director. If any of the nominees are unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason any of the nominees prove unable or unwilling to stand for election, the Board will nominate alternate(s) or reduce the size of the Board to eliminate the vacancy.
On January 4, 2018, Rocket Pharmaceuticals, Inc. (f/k/a Inotek Pharmaceuticals Corporation) completed a reverse merger (the “Reverse Merger”) of a wholly-owned subsidiary with and into Rocket Pharmaceuticals, Ltd. (“Private Rocket”). Following the completion of the Reverse Merger, the surviving company, Private Rocket, became a wholly owned subsidiary of the Company and the Company changed its corporate name from Inotek Pharmaceuticals Corporation to Rocket Pharmaceuticals, Inc.
Nominees for Election as Directors
Set forth below are the names, ages as of April 30, 2025, principal occupations, and business experience, as well as their prior service on the Board, of the directors. R. Keith Woods, a current director, will not stand for re-election at the Annual Meeting. As such, his term as a director, and a member of the Audit Committee and the Commercial Committee, will expire at the Annual Meeting.
Unless otherwise indicated, principal occupations shown for each director have extended for five or more years. Stockholders will be voting on the election as directors of all of the individuals below.

Name	Age	Position(s) Held	Director Since
Roderick Wong, M.D.	48	Chairman of the Board	2018
Elisabeth Björk, M.D., Ph.D.	63	Director	2020
Carsten Boess	58	Director	2016
Mikael Dolsten, M.D., Ph.D.	67	Director	2024
Pedro Granadillo	78	Director	2018
Gotham Makker, M.D.	53	Director	2018
Fady Malik, M.D., Ph.D.	61	Director	2022
Piratip Pratumsuwan	33	Director	2025
Gaurav Shah, M.D.	50	Chief Executive Officer and Director	2018
David P. Southwell	64	Director	2014

Roderick Wong, M.D. has served as Chairman of our Board since January 2018. Dr. Wong served as the Chairman of the Board for Private Rocket from July 2015 until January 2018. Dr. Wong has over 20 years of healthcare investment experience. Since 2010, he has served as Managing Partner and Chief Investment Officer of RTW Investments, LP (“RTW”), a healthcare-centered investment firm. He also serves on the board of Avidity Biosciences, Inc. and Landos Biopharma, Inc. Prior to RTW, Dr. Wong was a Managing Director and the Portfolio Manager for the Davidson Kempner Healthcare Funds. Prior to joining Davidson Kempner, Dr. Wong held various healthcare investment and healthcare research roles at SAC Capital Company and Cowen & Company. Dr. Wong previously served on the board of directors of Penwest Pharmaceuticals, Health Sciences Acquisitions Corporation and Health Sciences Acquisitions Corporation 2. He received an M.D. from the University of Pennsylvania Medical School, received an M.B.A. from Harvard Business School, and graduated with a B.S. in Economics from Duke University. We believe that Dr. Wong is qualified to serve on our Board due to his service prior to the closing of the Reverse Merger as Chairman of the Board of Directors of Private Rocket and his years of experience in, and extensive knowledge of, the biopharmaceutical industry.
Elisabeth Björk, M.D., Ph.D. has served as one of our directors since April 2020. She is currently the Senior Vice President, Head of Late-Stage Development, Cardiovascular, Renal and Metabolism (CVRM), Biopharmaceuticals R&D at AstraZeneca, a publicly-traded multinational pharmaceutical and biotechnology company, leading the global development of medicines in this area. Prior to taking on this role in June 2012,

Dr. Björk had several roles of increasing seniority within AstraZeneca, with responsibility for clinical phases I-IV. She is an endocrinologist by training and an associate professor of medicine at Uppsala University, and was Head of the Diabetes and Endocrinology Unit at the University Hospital, Uppsala, where she spent 15 years in clinical practice and diabetes research, before joining AstraZeneca in 2002. She is also a board member of Pharvaris N.V., Calliditas Therapeutics AB, Chalmers University of Technology, Chalmers Ventures AB, Björks Matematik o Mera AB and rfidcompare europe AB. We believe that Dr. Björk’s qualifications to serve on our Board include her depth of knowledge of the pharmaceutical industry and her many years of experience in drug development.
Carsten Boess has served as one of our directors since January 2016. He previously served as Executive Vice President of Corporate Affairs at Kiniksa Pharmaceuticals, a publicly-traded biotechnology company, and as Senior Vice President and Chief Financial Officer at Synageva Biopharma Corporation from 2011 until the company’s acquisition by Alexion Pharmaceuticals in 2015. Prior to his role at Synageva, Mr. Boess served in multiple roles with increasing responsibility for Insulet Corporation, including Chief Financial Officer from 2006 to 2009 and Vice President of International Operations from 2009 to 2011. Prior to that, Mr. Boess served as Executive Vice President of Finance for Serono Inc. from 2005 to 2006. In addition, he was a member of the Geneva-based World Wide Executive Finance Management Team while at Serono. Mr. Boess was also Chief Financial Officer at Alexion Pharmaceuticals and was a finance executive at Novozymes of North America and Novo Nordisk in France, Switzerland and China. He is also a board member of Avidity Biosciences, Inc. and Achilles Therapeutics plc, a privately held biopharmaceuticals company, and previously served on the board of directors of Health Sciences Acquisitions Corporation 2. Mr. Boess received a Bachelor’s degree and Master’s degree in Economics and Finance, specializing in Accounting and Finance from the University of Odense, Denmark. We believe that Mr. Boess’ qualifications to serve on our Board include his business and financial experience working at pharmaceutical companies.
Mikael Dolsten, M.D., Ph.D. has served as one of our directors since September 2024. Dr. Dolsten previously served as Chief Scientific Officer, President, Pfizer Research and Development at Pfizer, Inc., a global biopharmaceutical company, a position he commenced in July 2023. Prior to his role at Pfizer, Dr. Dolsten served as Chief Scientific Officer and President, Worldwide Research, Development and Medical from January 2019 until July 2023; President of Worldwide Research and Development from December 2010 until December 2018; Senior Vice President, President of Worldwide Research and Development from May 2010 until December 2010 and Senior Vice President, President of Pfizer BioTherapeutics Research & Development Group from October 2009 until May 2010. Dr. Dolsten served as Senior Vice President of Wyeth Pharmaceuticals, Inc., a public biopharmaceutical company, from 2008 until it was acquired by Pfizer in 2009, and President of Wyeth Research from 2008 to 2009. Prior to joining Wyeth, Dr. Dolsten was a Private Equity Partner at Orbimed Advisors, LLC, a healthcare-focused investment firm, and Executive Vice President, Head of Pharma Research at Boehringer Ingelheim, a pharmaceutical company. Dr. Dolsten also previously held research leadership positions at AstraZeneca plc, Pharmacia and Upjohn Company. Dr. Dolsten currently serves on the Board of Directors of Agilent Technologies, Inc. (NYSE:A), a U.S. publicly traded life sciences, diagnostics and applied chemical analysis company since September 2021 and Vimian Group AB, a Swedish public limited liability company supporting veterinary professionals, since April 2021. Dr. Dolsten previously served on the board of directors of Karyopharm Therapeutics Inc., a public pharmaceutical company from March 2015 to December 2021. We believe that Dr. Dolsten’s qualifications to serve on our Board include his experience working at pharmaceutical companies and extensive knowledge of the healthcare industry.
Pedro Granadillo has served as one of our directors since January 2018. He has over 40 years of biopharmaceutical industry experience with expertise in human resources, manufacturing, quality and corporate governance. From 1970 until his retirement in 2004, Mr. Granadillo held multiple leadership roles at Eli Lilly and Company, a publicly-traded pharmaceutical company, including Senior Vice President of Global Manufacturing and Human Resources and a member of the Executive Committee. Mr. Granadillo has previously served on the boards of directors at Haemonetics Corporation, Dendreon Corporation, Health Sciences Acquisitions Corporation, Health Sciences Acquisitions Corporation 2 and Noven Pharmaceuticals, as well as NPS Pharmaceuticals, which sold to Shire for $5.2 billion in 2015. He graduated from Purdue University with a Bachelor of Science in Industrial Engineering. We believe that Mr. Granadillo’s qualifications to serve on our Board include his depth of knowledge of the pharmaceutical industry and his many years of experience serving on the boards of directors of healthcare companies.

Gotham Makker, M.D. has served as one of our directors since January 2018. Dr. Makker has over 20 years of healthcare industry experience. Dr. Makker currently serves as head of Strategic Investments for RTW, a position he has held since 2019. From 2005 to 2019, he served as Chief Executive Officer of Simran Investment Group, LLC, a closely held equity investment fund. Prior to Simran, Dr. Makker was a healthcare portfolio manager and principal at Citadel Investment Group LLC, a position he held from 2002 to 2005. Prior to joining Citadel, Dr. Makker served as an analyst at Oracle Partners LP covering biotechnology and medical device sectors from 2000 to 2001. From 1999 to 2000, Dr. Makker was a senior analyst on the life sciences investment banking team at Hambrecht & Quist. Dr. Makker has previously served on the board of directors of Health Sciences Acquisitions Corporation. Dr. Makker received an M.D. from the University of Nebraska Medical School, and he completed the Sarnoff cardiovascular research fellowship at Columbia University, College of Physicians & Surgeons and at Harvard Medical School, Brigham & Women’s Hospital. We believe that Dr. Makker’s qualifications to serve on our Board include his years of experience in, and extensive knowledge of, the healthcare industry.
Fady Malik, M.D., Ph.D. has served as one of our directors since March 2022. Dr. Malik has served as the Executive Vice President of Research and Development at Cytokinetics, Inc., a publicly-traded biopharmaceutical company focused on discovering, developing, and commercializing muscle activators and inhibitors, since November 2015, and he has been with Cytokinetics since its inception in 1998. Prior to taking on his current role in 2015, Dr. Malik had several other roles of increasing seniority within Cytokinetics, including serving as the Senior Vice President of Research and Development from August 2014 to November 2015, as the Senior Vice President of Research and Early Development from June 2012 to August 2014 and as Vice President, Biology from March 2008 to June 2012, all of which roles were focused towards building Cytokinetics’ cardiovascular and skeletal muscle programs from their conception. In addition, since 2000, Dr. Malik has held an appointment in the Cardiology Division of the University of California, San Francisco, where he is currently a Clinical Professor. Dr. Malik is a cardiologist by training, and he was a practicing Interventional Cardiologist at the San Francisco Veterans Administration Medical Center for over 18 years. Dr. Malik received a B.S. from the University of California at Berkeley, a Ph.D. from the University of California at San Francisco and his M.D. from the University of California at San Francisco. We believe that Dr. Malik’s qualifications to serve on our Board include his depth of knowledge of the pharmaceutical industry and his many years of experience in clinical research and drug development.
Piratip Pratumsuwan has served as one of our directors since January 2025. Mr. Pratumsuwan has over a decade of experience in healthcare investment and research and is currently Managing Director, Research Analyst at RTW, where he has been integral to guiding the firm’s investment strategy since joining in 2014 directly from academia. Mr. Pratumsuwan specializes in researching transformative technologies, with a particular focus on gene therapy and gene editing. He leads RTW’s comprehensive efforts in these fields, which encompass investments in both public and private companies as well as within academic institutions. Mr. Pratumsuwan holds an M.A. in Biotechnology from Columbia University and a B.S. in Biochemistry from McGill University. We believe that Mr. Pratumsuwan is qualified to serve on our board due to his experience in healthcare investment and research.
Gaurav Shah, M.D. has served as our Chief Executive Officer and as one of our directors since January 2018. Dr. Shah was appointed Chief Executive Officer of Private Rocket in September 2015. Prior to joining Private Rocket, from 2011-2015, Dr. Shah held various leadership positions at Novartis including Global Program Head for CART-19, Global Clinical Program Head for CTL-019 and Biosimilars, and Global Clinical Leader for Afinitor. Prior to Novartis, he spent three years at Eli Lilly and Company as Medical Director overseeing clinical development of numerous programs including olaratumab. During his industry tenure, he has participated in several drug development programs resulting in successful regulatory approvals, such as CTL-019 in pediatric ALL, the first cell and gene therapy approved in the U.S., and successful commercial launches. He also serves on the boards of Talaris Therapeutics, Inc. and privately-held Altheia Science. Prior to joining industry, Dr. Shah was Assistant Professor of Medicine/Oncology at Columbia University. He holds a B.A. in Behavioral Neuroscience from Harvard University and an M.D. from Columbia University. Dr. Shah completed his internal medicine residency at Brigham & Women’s Hospital/Harvard Medical School and completed his hematology/oncology fellowship training at the Memorial-Sloan Kettering Cancer Center. We believe Dr. Shah is qualified to serve on our Board due to his role as Chief Executive Officer of the Company and his significant leadership and management experience in the biopharmaceutical industry.

David P. Southwell has served as one of our directors since August 2014. He served as President, Chief Executive Officer and board member of TScan Therapeutics, a publicly-traded, clinical-stage biopharmaceutical company from October 2018 through March 2023. Mr. Southwell previously served as the President and Chief Executive Officer of Inotek from July 2014 to January 2018. From March 2010 to October 2012, Mr. Southwell served as Executive Vice President, Chief Financial Officer of Human Genome Sciences, Inc., which is owned by GlaxoSmithKline plc. Prior to his time at Human Genome Sciences, Mr. Southwell served as Executive Vice President and Chief Financial Officer of Sepracor Inc. from July 1994 to July 2008. Mr. Southwell has also served on the board of directors of PTC Therapeutics Inc. since December 2005 and Spero Therapeutics, Inc. from February 2018 to April 2019. Mr. Southwell received a B.A. from Rice University and an M.B.A. from Dartmouth College, where he served on the Board of Overseers from 2011 to 2020. We believe that Mr. Southwell’s qualifications to serve on our Board include his broad experience serving on the boards of directors of public companies, his specific experience with public therapeutics companies and his executive leadership, managerial and business experience.
Information about Our Executive Officers
The following table identifies our executive officers and sets forth their current position(s) and their ages as of April 30, 2025.

Name	Age	Position(s) Held
Gaurav Shah, M.D.	50	Chief Executive Officer and Director
Kinnari Patel, Pharm.D., M.B.A.	46	President, Head of R&D and Chief Operating Officer
Aaron Ondrey	49	Chief Financial Officer, Principal Financial Officer
Sarbani Chaudhuri, M.B.A.	50	Chief Commercial & Medical Affairs Officer
Jonathan Schwartz, M.D.	61	Chief Medical & Gene Therapy Officer
John Militello, CPA	51	Vice President of Finance, Treasurer, Principal Accounting Officer
Martin Wilson, J.D.	48	General Counsel and Chief Corporate Officer, Senior Vice President

You should refer to “Nominees for Election as Directors” above for information about our Chief Executive Officer, Gaurav Shah, M.D. Biographical information for our other executive officers, as of April 30, 2025, is set forth below.
Kinnari Patel, Pharm.D., M.B.A. joined us in January 2018 in connection with the Reverse Merger, and currently holds the position of President, Head of R&D and Chief Operating Officer. Dr. Patel joined Private Rocket in April 2016, serving as Vice President - Head of Regulatory, Pharmacoviligence and Quality from April 2016 to July 2017, as Senior Vice President, Global Program Head and Head of Regulatory and Quality from August 2017 to December 2017, and Chief Operating Officer and Head of Development from January 2018 to February 2021. Prior to joining Private Rocket, Dr. Patel was the Global Regulatory Lead at AstraZeneca from January 2015 to April 2016. Prior to that, Dr. Patel was Head of U.S. Risk Management at Bristol-Meyers Squibb from May 2014 through January 2015 and the U.S. Liaison for Global Regulatory Sciences at Bristol-Meyers Squibb from November 2010 to April 2014. Dr. Patel received the dual degrees of B.S. in Biology and Doctorate of Pharmacy from the USciences in Philadelphia, PA. She also completed a two-year Post-Doctoral Regulatory Affairs Fellowship through Rutgers University. She received her Executive M.B.A. from NYU Stern School of Business with specialization in Corporate Finance, Leadership and Strategy. Most recently, she graduated from the C-Suite Harvard Business School Advanced Management Program.
Aaron Ondrey joined Rocket in March 2024 and is currently our Chief Financial Officer. Mr. Ondrey most recently served as the Chief Financial Officer and principal and financial accounting officer of Mirati Therapeutics, Inc. (“Mirati”), a publicly traded commercial-stage oncology company (acquired by Bristol-Myers Squibb Company in January 2024), a position he held from November 2023 through January 2024, after previously serving as Interim Chief Financial Officer from August 2023 through November 2023. Mr. Ondrey had previously served as the Senior Vice President, Financial Planning and Analysis for Mirati since July 2022. Prior to his time at Mirati, Mr. Ondrey served as Vice President, Finance of Arena Pharmaceuticals, Inc., a publicly traded biotechnology company (acquired by Pfizer Inc. in March 2022) from January 2020 until July 2022. From December 2018 to January 2020, Mr. Ondrey served as Head of Global Commercial Finance at Alexion Pharmaceuticals, Inc., a publicly traded biotechnology company (acquired by AstraZeneca in July 2021). From March 2010 to November 2018, Mr. Ondrey served in various finance roles of increasing responsibility, most recently as Executive Director, Commercial Finance and Business Planning, at Regeneron Pharmaceuticals,

Inc., a publicly traded biotechnology company. Mr. Ondrey received his Bachelor of Science in Business Administration and Finance from Case Western Reserve University.
Sarbani Chaudhuri, M.B.A. joined Rocket as Chief Commercial & Medical Affairs Officer in April 2025. Ms. Chaudhuri, age 50, most recently served as the Vice President at Johnson & Johnson Innovative Medicine leading hematology from February 2022 through March 2025, where she was a driving force in J&J becoming the top hematology company worldwide in 2024. She led exponential growth of the multi-billion-dollar business, building an industry-leading multiple myeloma powerhouse with DARZALEX® and launching pioneering cell therapy and bispecifics CARVYKTI®, TECVAYLI®, TALVEY®, while expanding into lymphoma and leukemia with a next-generation pipeline. Prior to Johnson & Johnson, Ms. Chaudhuri served as Global Head of ENHERTU® and Breast Cancer at AstraZeneca from June 2020 through November 2021, where she established an unparalleled leadership foundation through unlocking multiple HER2-directed tumors. Before AstraZeneca, Ms. Chaudhuri worked at Pfizer from January 2014 through June 2020 in several roles of increasing responsibility. Earlier in her career, Ms. Chaudhuri also worked at Novartis, where she held several leadership roles within Novartis’ U.S. sales and marketing organization, playing a key role in strengthening the U.S. go-to-market model. Ms. Chaudhuri received a Bachelor of Engineering degree from VJTI, University of Mumbai, a Master of Business Management from XLRI, Institute of Management Studies, and an MBA from the University of Pennsylvania, with a focus on healthcare management.
Jonathan Schwartz, M.D. joined Rocket as Chief Medical Officer in January 2018 in connection with the Reverse Merger. Dr. Schwartz served as Chief Medical Officer from January 2018 until he transitioned to Chief Gene Therapy Officer in April 2023. In March 2024, Dr. Schwartz became Rocket’s Chief Medical & Gene Therapy Officer. Dr. Schwartz joined Private Rocket in January 2016 and served as Chief Medical Officer and Head of Clinical Development until the Reverse Merger. Dr. Schwartz has over 20 years of combined clinical practice and drug development experience. Prior to Private Rocket, Dr. Schwartz was Vice-President of Clinical Development at Stemline Therapeutics, where he oversaw development efforts for anticancer, vaccine and small-molecule platforms, a position he held since 2014. Prior to Stemline, he spent seven years at Eli Lilly and Company in several leadership positions, including Vice-President of Clinical Science, where he led development teams for numerous drug programs including ramucirumab.
Previously, Dr. Schwartz was Associate Professor of Medicine at the Mount Sinai Medical Center in New York, specializing in the treatment and translational research of hepatobiliary malignancies and also served as Director for the Hematology-Oncology Fellowship training program. He has a B.A. in American Civilization from Brown University and an M.D. from Washington University (St. Louis). He completed post-graduate Internal Medicine and Hematology-Oncology training at the Mount Sinai and New York Presbyterian Hospitals.
John Militello, CPA joined as the Company’s Controller in January 2018 and is currently the Vice President of Finance, Treasurer, Principal Accounting Officer. Mr. Militello served as the Company’s Interim Principal Financial Officer from March 2022 to March 2024. Before joining the Company, Mr. Militello served as the Vice President of Finance and Principal Financial and Accounting Officer with Immune Pharmaceuticals Inc. from April 2015 to November 2017. Prior to that Mr. Militello was an Assistant Controller with Travere Therapeutics, formerly Retrophin, Inc. (NASDAQ GM: TVTX), a San Diego based biotech company, and the Manager, External Reporting & Compliance at Volt Information Sciences, Inc. (NYSE MKT: VOLT), a publicly traded staffing company. Prior to Volt Information Sciences, Inc., Mr. Militello was a Senior Manager in the biotech practice of BDO USA, LLP serving multi-national SEC registrants. Mr. Militello is a Certified Public Accountant and earned his Bachelor of Science degree in Accounting from St. Joseph’s College.
Martin Wilson, J.D. joined Rocket as General Counsel and Chief Compliance Officer in November 2021 and became Chief Corporate Officer in March 2024. Mr. Wilson has nearly 20 years of legal, compliance and executive experience and accomplishment within the life sciences industry. Before Rocket, Mr. Wilson was General Counsel and Chief Corporate Officer at Ichnos Sciences Inc. (“Ichnos”), a research and development company focused on oncology, autoimmune disease and pain management, from January 2020 through November 2021. Prior to his time at Ichnos, Mr. Wilson served as General Counsel at Teligent Inc., a generic pharmaceutical company, from April 2017 through December 2019. Mr. Wilson earned his Juris Doctorate from Villanova University Charles Widger School of Law.

Information about the Board and Corporate Governance
Board of Directors
The Board oversees our business and monitors the performance of our management. Our executive officers and management oversee the day-to-day operations.
The Board held four meetings during the year ended December 31, 2024. During the year ended December 31, 2024, each director then in office attended at least 75% of the total of (i) the meetings of the Board held during the period for which he or she has been a director and (ii) the meetings of the committee(s) on which that director served during such period. Each of our directors then in office attended our 2024 annual meeting of stockholders. It is our policy to encourage our directors to attend the Annual Meeting.
The Board is also focused on overboarding concerns and strongly believes that all directors have sufficient time and attention to devote to Board duties and to otherwise fulfill the responsibilities required of directors. Prior to recommending a candidate as a nominee for director, the Nominating and Corporate Governance Committee reviews the candidate’s professional commitments, including the number of boards on which the candidate serves and considers whether those commitments may limit the ability of the candidate to devote sufficient time and attention to Board duties.
Board of Directors Independence
Under the listing requirements and rules of Nasdaq, independent directors must compose a majority of a listed company’s board of directors. In addition, applicable Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees must be independent within the meaning of applicable Nasdaq rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. In making this determination, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. As a result of this review, our Board determined that each of Dr. Björk, Mr. Boess, Mr. Granadillo, Dr. Makker, Dr. Malik, Mr. Pratumsuwan, Dr. Southwell and Mr. Woods qualify as “independent” directors within the meaning of the Nasdaq rules. As required under applicable Nasdaq rules, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Dr. Wong is the current Chairman of our Board and is not considered an independent director due to his role as chairman of an affiliate, RTW, and his continued role as an employee of the Company. Dr. Shah is our Chief Executive Officer and not considered an independent director. Dr. Dolsten is party to a consulting agreement with the Company pursuant to which he receives compensation for providing R&D consulting services and is not considered an independent director. Consistent with Nasdaq listing requirements, the independent directors regularly have the opportunity to meet in executive sessions without Dr. Wong, Dr. Shah and Dr. Dolsten in attendance. The purpose of these executive sessions is to promote open and candid discussion among the independent directors. We do not have a lead independent director. R. Keith Woods, a current director, will not stand for re-election at the Annual Meeting. As such, his term as a director, and a member of the Audit Committee and the Commercial Committee, will expire at the Annual Meeting.
Committees of the Board
The Board has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee as well as a Commercial Committee and a Research & Development Committee. During the year ended December 31, 2024, the Audit Committee held four meetings, the Compensation Committee held five meetings, and the Nominating and Corporate Governance Committee held two meetings. The Commercial Committee was recently formed and has not yet met, and the Research & Development Committee held one meeting during the year ended December 31, 2024. Continuing directors and our nominees for election as director are strongly encouraged to attend the annual meeting of stockholders and to participate in our committee meetings. The following table provides membership information for each committee:

Name	Audit	Compensation	Nominating and Corporate Governance	Commercial	Research & Development
Elisabeth Björk	X				X*
Carsten Boess**	X*	X		X
David Southwell			X*
Pedro Granadillo	X	X*	X
R. Keith Woods***	X			X*
Gotham Makker		X			X
Mikael Dolsten					X
Fady Malik					X

*	Committee Chairman
**	Financial Expert
***
R. Keith Woods, a current director, will not stand for re-election at the Annual Meeting. As such, his term as a director, and a member of the Audit Committee and the Commercial Committee, will expire at the Annual Meeting.

Audit Committee
The members of the Audit Committee are Dr. Elisabeth Björk, Mr. Carsten Boess, Mr. Pedro Granadillo and Mr. R. Keith Woods. Mr. Boess serves as chair of the Audit Committee. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq and which is available on our website at www.ir.rocketpharma.com/corporate-governance/governance-highlights. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement. R. Keith Woods, a current director, will not stand for re-election at the Annual Meeting. As such, his term as member of the Audit Committee will expire at the Annual Meeting.
Our Board has determined that Dr. Björk, Mr. Boess, Mr. Granadillo and Mr. Woods are independent as independence is currently defined in Rule 5605 of the Nasdaq listing standards and Rule 10A-3 under the Exchange Act. In addition, our Board has determined that each member of the Audit Committee is financially literate, and that Mr. Boess qualifies as an “audit committee financial expert” as defined in applicable SEC rules. In making this determination, our Board has considered the formal education and nature and scope of their previous experience, coupled with past and present service on various audit committees. The responsibilities of our Audit Committee include, among other things:
•	appointing, determining the compensation of, and assessing the independence of our independent registered public accounting firm;
•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
•
reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	reviewing major issues as to the adequacy of our internal control over financial reporting;
•
establishing procedures for the receipt, retention and treatment of complaints received regarding ethics-related issues or potential violations of our code of business conduct and ethics and accounting and auditing-related complaints and concerns;

•
recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	regularly reporting to, and reviewing with the Board, any issues that arise with respect to the integrity of our financial statements and our compliance with legal and regulatory requirements;

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
•	reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and
•	discussing quarterly earnings releases.

Audit Committee Report*
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 with management and our registered public accounting firm, EisnerAmper LLP. The Audit Committee has discussed with EisnerAmper LLP the matters required by the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. The Audit Committee has also received the written disclosures and the letter from EisnerAmper LLP required by applicable requirements of the PCAOB regarding EisnerAmper LLP’s communication with the Audit Committee concerning independence, and has discussed with EisnerAmper LLP the firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.
Rocket Pharmaceuticals, Inc.
Audit Committee
Carsten Boess, Chairman
Elisabeth Björk
Pedro Granadillo
R. Keith Woods
*
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing we make under either the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee
The members of our Nominating and Corporate Governance Committee are Mr. Pedro Granadillo and Mr. David Southwell. Mr. Southwell serves as chairman of the Nominating and Corporate Governance Committee. Our Board has determined that all members of our Nominating and Corporate Governance Committee are independent as independence is currently defined in Section 5605 of the Nasdaq listing standards. The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable standards of Nasdaq and which is available on our website at www.ir.rocketpharma.com/corporate-governance/governance-highlights. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
The responsibilities of our Nominating and Corporate Governance Committee include, among other things:
•	recommending to the Board criteria for Board and committee membership;
•	establishing a policy and procedures for identifying and evaluating Board candidates, including nominees recommended by stockholders;
•	identifying individuals qualified to become members of the Board;
•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;
•	developing and recommending to the Board a set of corporate governance guidelines; and
•	overseeing the evaluation of the Board and management.
The Nominating and Corporate Governance Committee periodically determines the qualifications, qualities, skills and other expertise required to be a director and develops, subject to approval by the full Board, criteria to be considered in selecting nominees for director. Among other things, the Nominating and Corporate Governance Committee considers whether the Board reflects the balance of knowledge, experience, skills, expertise, integrity, ability to make analytical inquiries, and diversity as a whole that the Nominating and Corporate Governance Committee deems appropriate and assess the effectiveness of this policy/goal during the Board’s annual evaluation. The Nominating and Corporate Governance Committee has not adopted a policy regarding the consideration of diversity in identifying director nominees. The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to current directors and others for background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board. The Nominating and Corporate Governance Committee may use outside consultants to assist in identifying or evaluating candidates. Final approval of director candidates is determined by the full Board.

The Nominating and Corporate Governance Committee will consider qualified nominations for directors recommended by stockholders. In general, stockholder recommendations are evaluated on the same basis as any recommendation from members of the Board or management of the Company. Recommendations should be sent to our Secretary, c/o Rocket Pharmaceuticals, Inc., 9 Cedarbrook Drive, Cranbury, New Jersey 08512. For additional information about our director nomination requirements, please see “Stockholder Proposals and Nominations” and our Amended and Restated Bylaws (“bylaws”).
Compensation Committee
The members of our Compensation Committee are Mr. Carsten Boess, Mr. Pedro Granadillo and Dr. Gotham Makker. Mr. Granadillo serves as chairman of the Compensation Committee. All members of the Compensation Committee are independent as independence is currently defined in Section 5605 of the Nasdaq listing standards. The Compensation Committee operates under a written charter that satisfies the applicable standards of Nasdaq and which is available on our website at www.ir.rocketpharma.com/corporate-governance/governance-highlights. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
The responsibilities of the Compensation Committee include, among other things:
•	reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer;
•	evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and determining and approving the compensation of our Chief Executive Officer;
•	determining the compensation of our other executive officers;
•	overseeing and administering our compensation and similar plans;
•	appointing, compensating, and overseeing potential current compensation advisors in accordance with the independence standards identified in the applicable rules of Nasdaq;
•	reviewing our policies and procedures for the grant of equity-based awards;
•	reviewing and making recommendations to the Board with respect to director compensation;
•	preparing the Compensation Committee Report required by SEC rules to be included in our annual proxy statement or Annual Report on Form 10-K, if applicable;
•	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K, if applicable; and
•	reviewing and discussing with the Board corporate succession plans for the Chief Executive Officer and other key officers.
As part of its process for approving or recommending to the Board the compensation for our senior executives other than our Chief Executive Officer, the Compensation Committee reviews and considers the recommendations made by our Chief Executive Officer. In fulfilling its responsibilities, the Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, but only to the extent consistent with our certificate of incorporation, bylaws, Nasdaq rules, and other applicable law. In addition, pursuant to its charter, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation. Since October 2016, the Compensation Committee has directly engaged a compensation consultant to assist with matters relating to senior executive and director compensation. The Compensation Committee requested that its compensation consultant:
•	develop a peer group of public companies to be used to benchmark pay levels of the senior leadership team and the Board;
•	benchmark the total direct compensation of the senior leadership team;
•	review the pay mix of the senior leadership team and compare it to the pay mix of the named executive officers of our peer group;
•	review the amount of equity used to support the executive and Board pay programs and evaluate how this equity usage compared to peer practices and proxy advisory policies; and
•	conduct a detailed analysis of the design and amount of board of director pay at the peer companies and compare this to the Company’s current practices.

The Compensation Committee’s compensation consultant ultimately developed recommendations that were presented to the Compensation Committee for its consideration. These recommendations covered the executive and Board pay programs. Semler Brossy Consulting Group LLC (“Semler Brossy”) has served as the Compensation Committee’s compensation consultant since June 2019. Pursuant to the factors set forth in Item 407 of Regulation S-K of the Exchange Act, the Compensation Committee reviewed the independence of Semler Brossy, and conducted a conflicts of interest assessment (taking into consideration factors specified in the Nasdaq listing standards) on Semler Brossy. The Compensation Committee concluded that Semler Brossy is independent and their work for the Compensation Committee has not raised any conflicts of interest. No other fees were paid to Semler Brossy except fees related to their services to the Compensation Committee.
Compensation Committee Interlocks and Insider Participation
During the year ended December 31, 2024, the Compensation Committee consisted of Mr. Carsten Boess, Mr. Pedro Granadillo, Naveen Yalamanchi, and Dr. Gotham Makker. No member of our Compensation Committee then in service had ever been an officer or employee of the Company or had any other relationship requiring disclosure herein. None of our executive officers then in office served as a member of the board of directors or compensation committee of any other entity that had one or more of its officers serving on our Board or Compensation Committee.
Commercial Committee
The members of our Commercial Committee are Mr. Carsten Boess and Mr. R. Keith Woods. Mr. Woods currently serves as chairman of the Commercial Committee. However, as he will not stand for re-election at the Annual Meeting, his term as a member and chairman of the Commercial Committee, will expire at the Annual Meeting.
The Commercial Committee assists the Board in providing guidance and expertise to management in terms of commercial strategy and operations, and the performance of such other functions may be deemed necessary or convenient in carrying out the foregoing. The Commercial Committee plans to commence activities in 2025.
Research & Development Committee
The members of our Research & Development Committee are Dr. Gotham Makker, Dr. Elisabeth Björk, Dr. Mikael Dolsten, and Dr. Fady Malik. Dr. Björk also serves as chairman of the Research & Development Committee. The Research & Development Committee assists the Board in periodically examining management’s strategic direction and investment in the Company’s research and development and technology initiatives. The Research & Development Committee functions as a broadly knowledgeable and objective group to consider and report periodically to the Board on matters relating to the investment in the Company’s research and development and technology initiatives, corporate strategy, business development and product development. The Research & Development Committee held one meeting in 2024.
Board Leadership
Dr. Roderick Wong currently serves as chairman of our Board. Our Board has determined that its current structure, with separate Chairman and Chief Executive Officer roles, is in the best interests of the Company and its stockholders at this time. The Board believes that this governance structure promotes balance between the Board’s independent authority to oversee our business and the Chief Executive Officer and his management team who manage the business on a day-to-day basis. Our Board believes that this leadership structure is appropriate for us, given Dr. Wong’s extensive knowledge and understanding of the biopharmaceutical industry and his ability to effectively identify strategic priorities for the Company. Furthermore, our Board believes that Dr. Wong’s qualifications to be our Chairman include his significant experience as a healthcare investor in all stages of the lifecycle of biopharmaceutical companies.
Risk Oversight
Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing the Company. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.
Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee is responsible for overseeing our significant financial and operational risk exposures and the steps our management has taken to monitor and control these exposures.
The Audit Committee also monitors compliance with legal and regulatory requirements, including managing violations of our code of business conduct and ethics, and considers and approves or disapproves any related-person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies or programs has the potential to encourage excessive risk-taking.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.ir.rocketpharma.com/corporate-governance/governance-highlights, under the corporate governance tab on our website. We intend to satisfy applicable disclosure requirements regarding an amendment to, or a waiver from, a provision of our code of business conduct and ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions, by posting such information on our website at the Internet address set forth above within four business days following the date of amendment or waiver. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
Commitment to ESG and Corporate Responsibility
Rocket’s unique set of core values— “Trust,” “Curiosity,” “Generosity” and “Elevate”—is a true beacon of hope within and outside the company. Trust is the bedrock, the ground upon which everything is built. Generosity and curiosity, derived from the same root words as “gene” and “cure,” describe a spirit of giving, aspiring for something greater than oneself, and humility in the search for excellence. Ultimately, the company’s associates and partners seek to elevate themselves, one another, and the lives of patients and families around the world through gene therapy.
In 2022, Rocket formalized its first-ever, management-level ESG Steering Committee. This cross-functional working group consists of individuals from investor relations, legal, EHS, facilities, human resources and other functions, allowing us to gather data and insights for focus areas that affect patients, science, employees, communities, and the environment. Organized in environmental, social and governance verticals, these dedicated team members oversee, develop a strategy for, and review reporting and key performance indicators surrounding our ESG practices.
Stockholder Communications with Our Board
Stockholders wishing to communicate directly with our Board may send correspondence to our Secretary, c/o Rocket Pharmaceuticals, Inc., 9 Cedarbrook Drive, Cranbury, New Jersey 08512. Our Secretary will relay the information received to the Board. Stockholders may also visit our website at www.rocketpharma.com and select “Contact Us” to communicate online with us.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Company’s stockholders are being asked by the Audit Committee to ratify the appointment of EisnerAmper LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. EisnerAmper LLP has served as the independent registered public accounting firm for Private Rocket since 2016 and was appointed to be the independent registered public accounting firm for the Company on March 16, 2018. The Audit Committee is solely responsible for selecting the Company’s independent registered public accounting firm, and stockholder approval is not required to appoint EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. However, the Board believes that submitting the appointment of EisnerAmper LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain EisnerAmper LLP. If the selection of EisnerAmper LLP is ratified by the Company’s stockholders, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of the Company and its stockholders. Representatives of EisnerAmper LLP are expected to be present at the Annual Meeting. These representatives will be provided an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions from stockholders.
Vote Required
The proposal to ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, requires the affirmative vote of a majority of the votes cast for and against this proposal at the Annual Meeting by holders of shares present by means of remote communication via the Internet or represented by proxy and entitled to vote on this proposal.
Our Recommendation
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF EISNERAMPER LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.
Pre-Approval Policies and Procedures
The Audit Committee pre-approves all audit and permissible non-audit services provided by its independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual case-by-case basis. All of the services described below were approved by our Audit Committee.
Audit Fees and Services
The following table presents aggregate fees billed for each of the years ended December 31, 2024 and 2023 for professional services rendered by EisnerAmper LLP in the categories listed below.
The Audit Committee pre-approved all services provided by our independent registered public accounting firm for the fiscal year ended December 31, 2024.

	2024	2023
Audit Fees(1)	$555,608	$531,430
Audit-Related Fees(2)	—	—
Tax Fees(3)	$121,553	$125,670
All Other Fees(4)	—	—
Total	$677,161	$657,100

(1)
“Audit Fees” include the aggregate fees billed for audit of annual financial statements, audit of internal controls under Sarbanes-Oxley, review of financial statements included in the Form 10-Qs, and services normally provided by the accountant for statutory and regulatory filings or engagements for those fiscal years. The 2023 audit fees included $70,125 related to quarterly bringdowns of the at-the-market offering program and consents for the September 2023 Public Offering. The 2024 audit fees included $42,683 related to consent for the December 2024 Public Offering.

(2)
“Audit-Related Fees” include the aggregate fees billed for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements.

(3)	“Tax Fees” include the aggregate fees billed for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning.
(4)	“All Other Fees” include the aggregate fees billed for any other products and services provided by the principal accountant.

PROPOSAL 3

NON-BINDING, ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
Our Board is providing our stockholders with an opportunity to cast a non-binding, advisory vote to approve the compensation of our named executive officers.
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. As described below in the “Compensation Discussion and Analysis” section, we have developed a compensation program that is designed to motivate employees to achieve short-term and long-term results that are in the best interests of our stockholders. We believe our compensation policy strikes an appropriate balance between the implementation of responsible, measured compensation practices and the effective provision of incentives for our named executive officers to exert their best efforts for our success.
We are asking for stockholder approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement, which includes the disclosures under the “Compensation Discussion and Analysis” section below, including the compensation tables and the narrative discussion following the compensation tables in this proxy statement. This vote, commonly referred to as the “Say on Pay” vote, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement. We currently hold our Say on Pay vote every year. Stockholders will have an opportunity to cast an advisory vote on the frequency of our Say on Pay votes at least every six years. The next advisory vote on the frequency of our Say on Pay vote will occur no later than the 2027 Annual Meeting of Stockholders.
The following resolution will be submitted for a stockholder vote at the Annual Meeting:
“BE IT RESOLVED THAT the Company’s stockholders hereby approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement for the 2025 Annual Meeting of Stockholders pursuant to Section 14A of the Exchange Act, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the narrative disclosures that accompany the compensation tables.”
As this vote is advisory, it will not be binding upon the Board or the Compensation Committee, and neither the Board nor the Compensation Committee will be required to take any action as a result of the outcome of this vote. However, the Compensation Committee will carefully consider the outcome of this vote when considering future executive compensation policies and decisions.
Vote Required
For approval, this proposal must receive the affirmative vote of a majority of the votes cast for and against this proposal by the holders of shares present by means of remote communication via the Internet or represented by proxy and entitled to vote on this proposal. Abstentions and broker non-votes will have no effect on Proposal No. 3.
Our Recommendation
THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3 TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

TRANSACTION OF OTHER BUSINESS
Our Board does not know of any other business to be brought before the Annual Meeting or any adjournment or postponement thereof other than those stated in this proxy statement. If any other business not mentioned in this proxy statement is properly brought before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy card will vote as recommended by the Board or, if no recommendation is given, will use their discretionary voting authority under the proxy card to vote in accordance with their best judgment on such business.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis provides an overview of the material elements of our executive compensation program during the fiscal year ended December 31, 2024 (“fiscal 2024”) for the following “named executive officers,” whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in this proxy statement:
•	Gaurav D. Shah, M.D., Chief Executive Officer (“CEO”) and Director;
•	Aaron Ondrey, Chief Financial Officer (“CFO”), Principal Financial Officer;
•	John Militello, CPA, Vice President of Finance, Treasurer and Principal Accounting Officer and Former Interim Principal Financial Officer;
•	Kinnari Patel, Pharm.D., MBA, President, Head of R&D and Chief Operating Officer;
•	Martin Wilson, General Counsel and Chief Corporate Officer, Senior Vice President; and
•	Jonathan Schwartz, M.D., Chief Medical and Gene Therapy Officer
This section also discusses our executive compensation philosophy, objectives and design; how and why the Compensation Committee arrived at the specific compensation policies and decisions during fiscal 2024; the role of Semler Brossy, the Compensation Committee’s independent compensation consultant; and the peer group used in evaluating executive compensation.
Executive Summary
We are a fully integrated, late-stage biotechnology company focused on the development of first, only and best in class gene therapies, with direct on-target mechanism of action and clear clinical endpoints, for rare and devastating diseases.
We have two clinical stage and one pre-clinical stage in vivo adeno-associated viral (AAV) programs in the U.S., which include programs for:
•	Danon disease (DD), a multi-organ lysosomal-associated disorder leading to early death due to heart failure. The DD program is currently in an ongoing Phase 2 trial (RP-A501);
•
Plakophilin-2 Arrhythmogenic Cardiomyopathy (PKP2-ACM), an inheritable cardiac disorder that is characterized by a progressive loss of cardiac muscle mass, severe right ventricular dilation, dysplasia, fibrofatty replacement of the myocardium and a high propensity to arrhythmias and sudden death (RP-A601); and

•
BAG3 Dilated Cardiomyopathy (BAG3-DCM), which is the most common form of cardiomyopathy and is characterized by progressive thinning of the walls of the heart resulting in enlarged heart chambers that are unable to pump blood. Our program utilizes recombinant adeno-associated virus serotype 9 (AAV9)-based gene therapy designed to slow or halt progression of BAG3-DCM.

In September 2023, we announced our alignment with the FDA on our pivotal study design for RP-A501 in DD. Completion of enrollment in this study was announced in September 2024, and dosing and follow-up are ongoing. We have received FDA clearance of an investigational new drug (IND) application for RP-A601, and we have initiated a Phase 1 study for this program. For the BAG3 program, nonclinical and IND enabling studies are ongoing. Submission of the IND is anticipated in the first half of 2025.
We also have three clinical-stage ex vivo lentiviral (LV) programs, which include programs for:
•	Leukocyte Adhesion Deficiency-I (LAD-I), a genetic disorder that causes the immune system to malfunction (RP-L201);
•	Fanconi Anemia (FA), a genetic defect in the bone marrow that reduces production of blood cells or promotes the production of faulty blood cells (RP-L102); and
•	Pyruvate Kinase Deficiency (PKD), a red blood cell autosomal recessive disorder that results in chronic non-spherocytic hemolytic anemia (RP-L301).
In September 2023, the U.S. Food and Drug Administration (FDA) accepted the Biologics License Application (BLA) and granted priority review for RP-L201 for the treatment of severe LAD-I. In June 2024, we announced that the FDA had issued a Complete Response Letter (CRL) in response to the BLA wherein the FDA requested limited additional Chemistry Manufacturing Controls (CMC) information to complete its review. Submission of complete BLA to resolve Complete Response Letter anticipated in 2025. With respect to RP-L201, treatments in the FA Phase 2 studies were completed in 2023 and submission of a BLA on a rolling review basis was initiated in September 2024. In April 2024, the European Medicines Agency (EMA) accepted our Marketing Authorization Application (MAA) for RP-L102. Additional work on a gene therapy program for the less common FA subtypes C and G is ongoing. With respect to RP-L301, we have reached agreement with the FDA on the study design of the Phase 2 pivotal trial for RP-L301, our ex vivo LV-based program targeting PKD. While the Phase 2 RP-L301 study is ready for patient enrollment, we are currently focusing our resources on other programs and have not initiated enrollment in the Phase 2 RP-L301 study.
We have global commercialization and development rights to all of these product candidates under royalty-bearing license agreements.
Fiscal 2024 Business and Financial Highlights
In fiscal 2024, we achieved significant financial and business results, including:
•	Announced EMA acceptance of the MAA for RP-L102 for the treatment of FA;
•	Initiated a rolling BLA for RP-L102 for the treatment of FA;
•	Granted orphan drug medicinal product designation from the EC for RP-A601 for the treatment of PKP2-ACM;
•	Announced initiation of Phase 2 pivotal study for RP-L301 gene therapy for the treatment of PKD;
•	Announced positive clinical data from completed Phase 1 trial of RP-A501 for the treatment of DD;
•	Completed enrollment in the Phase 2 pivotal trial of RP-A501 for the treatment of DD; and
•
Completed the offering of 15,180,000 shares of our common stock and the private placement of pre-funded warrants to purchase 0.4 million shares of common stock at a price of $12.49 per warrant, for net proceeds of approximately $182.5 million, after deducting offering costs, commissions, legal and other expenses.

In February 2024, the review time for the BLA filing for RP-L201 for the treatment of LAD-I was extended by three months, to June 30, 2024, to allow additional time to review clarifying CMC information submitted by us in response to FDA information requests. In June 2024, we announced that the FDA issued a CRL in response to the LAD-I BLA wherein the FDA requested limited additional CMC information to complete its review. The impact of the LAD-I CRL impacted the timing of the BLA filing for RP-L102 for the treatment of FA. The Company initiated a rolling BLA for RP-L102 and submission of the final module is anticipated in 2025.
Fiscal 2024 Executive Compensation Highlights
In fiscal 2024, the key highlights of our executive officer compensation program included:
•
Base Salary and Annual Target Cash Incentives. We maintained competitive base salary and annual target cash incentive levels for our executive officers to ensure competitive positioning relative to market pay levels and to ensure pay-and-performance alignment through our annual incentive program.

•
Annual Target Cash Incentives Paid Based on Corporate Performance. Our annual target cash incentive funded at 80% of target based on our achievement against corporate objectives. Annual cash incentive awards were then paid to our executive officers based on the corporate performance factor and adjusted based on individual achievement and contributions to goals for the year.

•
Equity Awards. We granted restricted stock unit (“RSU”) and stock option awards to each of our executive officers with a three-year vesting schedule. We consider market-competitive pay levels for similarly-situated executives and our prior year performance when calibrating the target level of our equity awards. We believe that RSUs offer predictable value delivery and promote retention of our executive officers while aligning their interests with the long-term interests of our stockholders in a manner consistent with competitive market practices, and that stock options provide further alignment between the interests of our stockholders and executive officers given that our stock price must increase above the option exercise price to provide any value to our executive officers. We also granted performance share awards (“PSUs”) to select executives, including Dr. Patel, that were eligible to be earned based on achieving clinical milestones.

CFO Transition
On March 25, 2024, Aaron Ondrey was appointed as the Company’s Chief Financial Officer and Principal Financial Officer. In connection with such appointment, the Company and Mr. Ondrey entered into an executive employment agreement. Please see “Executive Agreements; Termination and Change in Control Benefits” below for additional details.
Stockholder Advisory Vote on Executive Compensation
Our stockholders have the opportunity annually to cast a non-binding, advisory vote to approve the compensation of our named executive officers. Consistent with the recommendation of our Board and the preference of our stockholders as reflected in the non-binding, advisory vote on the frequency of future “Say On Pay” votes conducted at our 2021 annual meeting of stockholders, we intend to provide for annual non-binding, advisory votes on the compensation of our named executive officers. The next non-binding, advisory vote on the frequency of our Say on Pay vote will occur no later than our 2027 annual meeting of stockholders.
At our 2024 annual meeting of stockholders, our Say On Pay proposal was approved by approximately 98.4% of the votes cast. While we view the strong support expressed in the Say On Pay proposal as a general endorsement of our named executive officer compensation program, we believe that it is constructive to have an ongoing dialogue with our stockholders and intend to take the views of our stockholders into consideration when making future decisions about named executive officer compensation.
Compensation Philosophy and Objectives
We have designed our executive compensation program to achieve the following objectives:
•	attract, motivate and retain executive officers of outstanding ability and potential;
•	motivate and reward behavior consistent with our corporate performance objectives; and
•	ensure that compensation is meaningfully tied to the creation of stockholder value through the development of best-in-class gene therapies.
We believe that our executive compensation program should include short-term and long-term elements and should reward consistent performance in achieving the corporate and strategic objectives that support long-term value creation. We evaluate both performance and compensation to ensure that the compensation provided to our executive officers remains competitive relative to compensation paid by similar companies operating in the biotechnology and pharmaceuticals industry, in particular our peer companies, taking into account the role and performance of the individual executive and the performance and strategic objectives of Rocket Pharmaceuticals.
Compensation Policies and Practices
Our executive compensation and corporate governance programs are designed to link pay with operational performance and increase long-term stockholder value while striking a responsible balance between risk and reward. To accomplish these objectives, we have adopted the following policies and practices over time:

What We Do	What We Don’t Do
 ☑
Establish pay-for-performance philosophy and culture

☑
Set goals for target direct compensation, over two-thirds of which are performance-based and/or at risk

☑
Maintain independent compensation committee

☑
Hire and retain independent compensation consultant

☑
Use shares under our long-term incentive
program responsibly

☒
Allow for pledging without prior Board approval or hedging of Company stock by executive officers or directors

☒
Provide tax gross-up payments

☒
Provide for single trigger vesting of equity awards

☒
Provide for excessive severance in the event of a change in control

☒
Allow for repricing, cash-out or exchange of “underwater” stock options without stockholder approval

What We Do	What We Don’t Do
☑
Conduct annual risk assessment of our compensation program

☑
Limit perquisites and personal benefits

☑
Maintain a clawback policy covering incentive-based cash and equity compensation

☑
Require our directors and executive officers to maintain specified levels of stock ownership
☒ Provide executive pension plans or supplemental retirement plans

The compensation arrangements for our executive officers consist of base salary, performance-based cash incentives, equity awards, and broad-based welfare and health benefit programs. While we offer cash compensation in the form of base salaries and annual cash incentives, we intend equity compensation to be the central component of our executive compensation program.
We emphasize the use of equity to provide incentives for our executive officers to focus on the growth of our overall enterprise value and, correspondingly, to create value for our stockholders. The longer-term nature of equity mirrors the long-term investment in bringing new therapies to market and incentivizes continuity of leadership over the long term. For 2024, other than for Dr. Patel, we provided equity compensation to our named executive officers in the form of stock options at a weighting of 67% and RSUs at a 33% weighting (based on the grant date fair value of the awards under generally accepted accounting principles). We believe that stock options serve as an effective performance incentive for our executive officers because the executive officer derives value only if our stock price increases and RSUs are complementary to stock options in that they are highly aligned with our stock price between the grant date and vesting dates. However, their shorter duration (i.e., lack of an exercise period) allow for value delivery to our named executive officers that is more consistent with the programs at other, larger pharma companies with which we compete for talent. The Compensation Committee also believes that stock options align our named executive officers’ compensation opportunities with sustainable long-term increases in our stock and fosters a “start-up” entrepreneurial culture that is critical to our company’s identity. For Dr. Patel, for 2024, we provided equity compensation in the form of stock options at a weighting of approximately 17%, RSUs at an approximately 33% weighting and PSUs at an approximately 50% weighting (based on the grant date fair value of the awards under generally accepted accounting principles). The PSUs were granted to Dr. Patel due to her criticality in the execution of the goals underlying the PSUs.
The Compensation Committee intends to review our executive compensation program, including our equity compensation program, at least annually and with input from its independent compensation consultant. As part of this review process, the Compensation Committee considers whether our programs support our ability to attract, retain and motivate talented executive officers in a manner that drives the success of our business. This evaluation is conducted with input from the management team, as well as the Compensation Committee’s consideration of competitive market data and input provided by the Compensation Committee’s independent compensation consultant. The Compensation Committee also evaluates whether we are meeting our retention objectives and the potential cost of replacing key executive officers.
Compensation-Setting Process
The Compensation Committee is responsible for reviewing, evaluating, and approving the compensation arrangements of our executive officers and for establishing and maintaining our executive compensation policies and practices. The Compensation Committee seeks input and receives recommendations from our Chief Executive Officer when discussing the performance and compensation of other executive officers, and in determining the financial and accounting implications of our compensation programs and hiring decisions. The Compensation Committee is authorized to engage its own independent advisors to provide advice on matters related to executive compensation and general compensation programs. For additional information on our Compensation Committee, see “Board of Directors and Corporate Governance-Board Committees” elsewhere in this proxy statement.

Role of our Chief Executive Officer
In fiscal 2024, our CEO and human resources team assisted the Compensation Committee in evaluating the performance of our other executive officers and making recommendations to the Compensation Committee with respect to base salary adjustments, target annual cash incentive opportunities, actual cash incentive award payments, and equity awards for each executive officer. While the Compensation Committee takes these recommendations into consideration, it exercises its own independent judgment in approving the compensation of our executive officers. In setting compensation for the CEO, the Compensation Committee consults with the full Board, excluding the CEO.
Role of Compensation Consultant
In fiscal 2024, the Compensation Committee retained Semler Brossy to provide advice regarding our executive compensation program. Pursuant to this engagement, Semler Brossy performed the following projects for the Compensation Committee:
•	assisted in the development of the compensation peer group that we use to understand market competitive compensation practices;
•	provided compensation data and analysis of our executive compensation program, comparing our program to those of companies in our compensation peer group;
•	provided perspective on pay recommendations and adjustments for the executive officers; and
•	advised on trends and developments relating to executive compensation.
Semler Brossy does not provide any other services to us. Semler Brossy maintains a conflict of interest policy that is specifically designed to prevent any conflicts of interest. In addition, the Compensation Committee has assessed the independence of Semler Brossy considering, among other things, the factors set forth in Exchange Act rules and the Nasdaq listing standards and concluded that no conflict of interest exists with respect to Semler Brossy’s engagement by the Compensation Committee.
Compensation Peer Group
The Compensation Committee annually reviews and approves a compensation peer group designed to reflect companies that are in the biotechnology and pharmaceutical sectors, with similar company stage, pipeline, headcount and market capitalization.
The peer group approved in September 2023, which was used to inform pay decisions for our fiscal year 2024, is shown below. At the time of the group’s approval, we had a market capitalization in the range of the median and a headcount below the median for the compensation peer group. Our compensation peer group for fiscal 2024 consisted of the following companies:
Agios Pharmaceuticals, Inc. (AGIO)
Allogene Therapeutics, Inc. (ALLO)
Amicus Therapeutics, Inc. (FOLD)
Beam Therapeutics Inc. (BEAM)
bluebird bio, Inc. (BLUE)
BridgeBio Pharma, Inc. (BBIO)
CRISPR Therapeutics AG (CRSP)
Editas Medicine, Inc. (EDIT)
Intellia Therapeutics, Inc. (NTLA)
Krystal Biotech, Inc. (KRYS)
Mirati Therapeutics, Inc. (MRTX prior to merger with Bristol-Myers Squibb Company)
Regenxbio Inc. (RGNX)
Replimune Group, Inc. (REPL)
Rhythm Pharmaceuticals, Inc. (RYTM)
Tenaya Therapeutics, Inc. (TNYA)
Ultragenyx Pharmaceutical Inc. (RARE)
uniQure N.V. (QURE)

The Compensation Committee subsequently approved changes to the peer group during its September 2024 review. The information from this updated group informed the pay design for our fiscal year 2025. Arrowhead Pharmaceuticals, Inc., Day One Biopharmaceuticals, Inc., Denali Therapeutics Inc., and Kura Oncology, Inc. were added to the peer group, while 4D Molecular Therapeutics, Inc., bluebird bio, Inc., Mirati Therapeutics, Inc., Tenaya Therapeutics, Inc., and uniQure N.V. were removed from the group.
The Compensation Committee considers the compensation levels of the executives at the companies in our compensation peer group to provide general guidance and a benchmark for market practices, without rigidly setting compensation based on specific percentiles relative to the peer group. The Compensation Committee believes that over-reliance on benchmarking can result in compensation that is unrelated to the value delivered by our executive officers because it does not take into account the specific performance of the executive officers, the relative size, growth, and performance of the Company, or any unique circumstances or strategic considerations of the Company.
Elements of Our Executive Compensation Program
Our executive compensation program consists of three principal components:
•	base salary;
•	cash incentives; and
•	equity compensation.
In fiscal 2024, approximately 93% of our CEO’s and an average of approximately 83% of our other named executive officers’ total target compensation consisted of “at-risk” and/or performance-based compensation (with equity awards valued using their grant date fair value under generally accepted accounting principles).
Base Salary
We offer base salaries that are intended to provide a stable level of fixed compensation to our executive officers for performance of their day-to-day responsibilities. Each executive officer’s base salary was originally established as the result of arm’s-length negotiation with the individual at the time of his or her initial hiring. Base salaries for our executive officers are reviewed annually to determine whether an adjustment is warranted to reflect changes in market conditions or other factors, including changing responsibilities as our executive officers’ positions evolve. In February 2024, the Compensation Committee reviewed the base salaries of our named executive officers and, after considering analysis performed by Semler Brossy, determined to increase base salaries, effective as of March 1, 2024, for certain of our named executive officers in recognition of strong performance by the named executive officer and to better align base salaries with the median of base salaries for similarly situated executives in our peer group. The base salaries for our named executive officers during fiscal 2023 and fiscal 2024 are set forth below.

Named Executive Officer	Fiscal 2023 Base Salary	Fiscal 2024 Base Salary
Gaurav D. Shah	$625,000	$655,200
Aaron Ondrey	—	$485,000
John Militello	$317,506	$329,600
Kinnari Patel	$537,125	$561,600
Martin Wilson	$423,333	$463,250
Jonathan Schwartz	$447,433	$468,000

Annual Cash Incentives
We provide our executive officers with the opportunity to receive annual cash incentives. The annual cash incentives are intended to promote our corporate objectives. When determining performance after the annual performance period, the Compensation Committee considers the Company’s performance across various corporate objectives that it considers to be the primary drivers of our business and that will promote long-term durable growth. For our named executive officers other than our CEO, the Compensation Committee also considers pre-established, objective individual performance goals. In February 2024, the Compensation Committee reviewed the target cash incentive amounts of our named executive officers and maintained the targets, as a percentage of base salary, the same as fiscal 2023. The fiscal 2024 target cash incentive amounts for our named executive officers, both in dollars and as a percentage of base salary, are set forth below (prorated for Mr. Ondrey’s partial year of service).

Named Executive Officer	Fiscal 2024 Total Target Cash Incentive ($)	Fiscal 2024 Total Target Cash Incentive (as a % of Base Salary)
Gaurav D. Shah	381,528	60%
Aaron Ondrey	163,198	45%
John Militello	96,118	30%
Kinnari Patel	272,520	50%
Martin Wilson	181,024	40%
Jonathan Schwartz	181,680	40%

In January 2024, the Compensation Committee set the following corporate objectives for fiscal 2024:
•	Advance clinical development pipeline
•	Bring promising clinical-stage products to market.
•	Expand early-stage pre-clinical pipeline.
•	Maintain our strong reputation and increase visibility.
•	Build and maintain a culture of quality and compliance.
The annual cash incentive objectives did not have specific threshold or maximum levels associated with them so that the Compensation Committee retains the ability to consider the totality of achievements in a given year. We believe that overreliance on formulaic goals can result in compensation that is disconnected from the value actually delivered by our named executive officers on our corporate objectives and their individual performance.
With respect to the goals of advancing the clinical development pipeline and bringing promising clinical-stage products to market, in February 2024, the review time for the BLA filing for RP-L201 for the treatment of LAD-I was extended by three months, to June 30, 2024, to allow additional time to review clarifying CMC information submitted by us in response to FDA information requests. In June 2024, we announced that the FDA issued a CRL in response to the LAD-I BLA wherein the FDA requested limited additional CMC information to complete its review. The impact of the LAD-I CRL impacted the timing of the BLA filing for RP-L102 for the treatment of FA. The Company initiated a rolling BLA for RP-L102 and submission of the final module is anticipated in 2025. In February 2025, the Compensation Committee evaluated the Company’s performance across its corporate objectives and, taking into account the delays in BLA filings for LAD-I and FA, as well as all of the progress made on the Company’s fiscal 2024 goals, determined that the corporate objectives were achieved at 80% of target.
In addition, the Compensation Committee assessed the individual performance of each named executive officer, whose annual bonus for 2024 was also based on such assessment. The Compensation Committee determined that, for the individual performance multiplier, Mr. Militello achieved 90% of target, Mr. Ondrey achieved 90% of target, Dr. Shah achieved 62.5% of target, Dr. Patel achieved 62.5% of target, Mr. Wilson 90% of target and Dr. Schwartz achieved 100% of target. In making its determinations regarding individual performance, the Compensation Committee considered the following achievements in 2024 for each of the named executive officers:
•	Dr. Shah: Progressing the Company’s pipeline towards commercialization.
•	Mr. Ondrey: Created a dynamic planning process to improve scenario planning and transparency for optimizing capital allocation.
•	Mr. Militello: Continued to build upon our internal controls infrastructure and maintained Sarbanes-Oxley Act compliance.
•	Dr. Patel: Led late-stage development of LV programs, aligned for FDA and EMA approval, and advanced RP-A501 for Danon disease to pivotal stage.

•	Mr. Wilson: Continued to lead the legal function and build the compliance function in anticipation of Rocket’s first commercial product.
•	Dr. Schwartz: Advanced the Company pipeline and made contributions to the field of gene therapy.
In light of such achievement, the Compensation Committee determined to award annual cash incentive awards to the named executive officers as set forth in the following table (prorated for Mr. Ondrey’s partial year of service).

Named Executive Officer	2024 Target Cash Incentive Award Opportunity	Company Performance Payout	Individual Multiplier	2024 Cash Incentive Award Payment	Payout Percentage of Target
Gaurav D. Shah	381,528	80%	62.5%	190,764	50%
Aaron Ondrey	163,198	80%	90.0%	136,260	72%
John Militello	96,118	80%	90.0%	69,205	72%
Kinnari Patel	272,520	80%	62.5%	117,502	50%
Martin Wilson	181,024	80%	90.0%	146,629	81%
Jonathan Schwartz	181,680	80%	100.0%	145,344	80%

Equity Compensation
We believe that strong long-term corporate performance is achieved with a compensation program that encourages a long-term focus by our executive officers through the use of equity compensation, the value of which depends on the performance of our common stock. For this reason, our long-term incentive compensation to date has been provided largely in the form of equity awards. Historically, we have used stock options and RSUs to help align the interests of our executive officers with the interests of our stockholders and to enable them to participate in the appreciation of our common stock.
The Compensation Committee believes that a balance between options and RSU’s is appropriate given the inherent performance-based nature of stock options (through the exercise price) and the shorter duration and direct alignment to stock price. To that end, other than Dr. Patel, the equity grant mix to our executive officers for 2023 was 67% in the form of stock options and 33% in the form of RSUs (based on the grant date fair value under generally accepted accounting principles). The Compensation Committee believes at this time that this mix best balances Rocket’s size, scale, and complexity as a later-stage pre-commercial pharma company with its entrepreneurial, “start-up” identity. For Dr. Patel, for 2024, we provided equity compensation in the form of stock options at a weighting of approximately 17%, RSUs at an approximately 33% weighting and PSUs at an approximately 50% weighting (based on the grant date fair value of the awards under generally accepted accounting principles). The PSUs were granted to Dr. Patel due to her criticality in the execution of the goals underlying the PSUs, as described below.
The size and form of the equity awards for our executive officers are determined by the Compensation Committee at a level that it believes is competitive with current market conditions (as reflected by our compensation peer group), and after taking into consideration each individual executive officer’s role and the scope of his or her responsibilities, his or her experience, his or her past performance and expected future contributions, his or her current equity holdings and the potential equity awards of our other executive officers.
The Compensation Committee also considers the number of underlying shares granted, with a reference to the executive’s total percentage ownership in the Company, and prior year performance as an input into decision-making.
The Company has historically reviewed executive officer market benchmarks prepared by Semler Brossy utilizing the peer group during the December Compensation Committee meeting and during the February Compensation Committee meeting when executive pay levels are discussed and approved. The Company has historically awarded executive officers, other than new hires, annual equity awards during the first fiscal quarter, in either January/February. From time to time, the Company will make off-cycle awards for executive officer retention or promotion or other corporate purposes.

Below is a summary of the annual stock options and RSU grants to our named executive officers for fiscal 2024. Our annual RSUs and annual grants of stock options vest over three years, with one-third vesting on the first anniversary of the date of grant and the remainder vesting in equal quarterly installments over the following two years.

Named Executive Officer	Number of Shares Subject to Options (#)	Exercise Price	Number of Shares Subject to RSUs (#)	Aggregate Grant Date Fair Value
Gaurav D. Shah	196,366	$30.01	66,577	$5,999,973
Aaron Ondrey	69,337	$26.72	46,781	$2,499,971
John Militello	24,545	$30.01	8,322	$749,978
Kinnari Patel	98,183	$30.01	33,288	$2,999,971
Martin Wilson	49,091	$30.01	16,644	$1,499,976
Jonathan Schwartz	57,273	$30.01	19,418	$1,749,975

The PSU award to Dr. Patel had an intended target value of $3 million and was split into three equally-weighted tranches that could be earned based on the achievement of pre-established clinical goals set at the time of grant. One-third of the PSU award was eligible to vest if, on or before September 30, 2024, the FDA approved the BLA for the use of RP-L201 in the treatment of LAD-I. This vesting condition was not met and, consequently, this portion of the award was forfeited. One-third of the PSU award was eligible to vest if, on or before December 31, 2024, the FDA accepted for filing the BLA for RP-L102 for FA. This vesting condition was not met and, consequently, this portion of the award was forfeited. The remaining one-third of the PSU award is eligible to vest if on or before June 30, 2025, the Company completes dosing for all 12 individuals enrolled in the Company’s Phase 2 trial for RP-A501 for DD.
2025 Equity Compensation Decisions
As part of its annual review of long-term incentive compensation, the Compensation Committee reviewed the long-term incentive compensation levels for the named executive officers, including the CEO, in February 2025.
Based upon the Company’s performance in 2024, the Compensation Committee determined that the aggregate target value of Dr. Shah’s 2025 equity awards would be $2.695 million, a decrease of approximately 55% year-over-year. The aggregate target grant date fair value for Mr. Militello’s 2025 equity awards would be $442,000, a decrease of approximately 41% year-over-year. The aggregate target grant date fair value for Mr. Ondrey’s 2025 equity awards would be $1.988 million, a decrease of approximately 24% year-over-year. The aggregate target grant date fair value for Dr. Patel’s 2025 equity awards would be $1.907 million, a decrease of approximately 36% year-over-year. The aggregate target grant date fair value for Mr. Wilson’s 2025 equity awards would be $1.988 million, an increase of approximately 33% year-over-year. The aggregate target grant date fair value for Dr. Schwartz 2025 equity awards would be $1.767 million, an increase of approximately 1% year-over-year.
Benefits Programs
Our employee benefit programs, including our 401(k) plan and health and welfare programs, are designed to provide a competitive level of benefits to our employees generally, including our named executive officers and their families. We adjust our employee benefit programs as needed based upon regular monitoring of applicable laws and practices and the competitive market. Our named executive officers are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all other U.S. full-time employees.
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not generally provide perquisites to our executive team. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive in the performance of his or her duties, to make our executive team more efficient and effective and for recruitment, motivation or retention purposes. All future practices with respect to perquisites or other personal benefits will be subject to review and approval by our Compensation Committee.

Post-Employment Compensation
We have entered into post-employment compensation arrangements with certain of our named executive officers as described in more detail in “Severance and Change in Control Agreements” below.
In determining payment and benefit levels under the various circumstances covered by such post-employment compensation arrangements, the Compensation Committee has drawn a distinction between voluntary terminations of employment, terminations of employment for cause, and involuntary terminations of employment both in connection with or not involving a change in control of the Company. Payment in the latter circumstances has been deemed appropriate in light of the benefits to us described above, as well as the likelihood that the executive officer’s departure is due, at least in part, to circumstances not within his or her control. In contrast, we believe that payments are generally not appropriate in the event of a voluntary resignation or a termination of employment for cause because such events often reflect either an affirmative decision by the executive officer to end his or her relationship with us or inadequate performance.
The post-employment compensation arrangements with certain of our named executive officers also contain certain specified payments and benefits in the event of an involuntary termination of employment in connection with a change in control of the Company. We believe that these arrangements are designed to align the interests of management and stockholders when considering the long-term future for the Company. The primary purpose of these arrangements is to keep our most senior executive officers focused on pursuing all corporate transaction activity that is in the best interests of stockholders regardless of whether those transactions may result in their own job loss. Reasonable post-acquisition payments and benefits should serve the interests of both the executive officer and our stockholders.
We do not provide any executive officer, including any named executive officer, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer may owe as a result of the application of Sections 280G or 4999 of the Internal Revenue Code of 1986, as amended (the “Code”).
Other Compensation Policies
Clawback Policies
In March 2022, our Board adopted a clawback policy that covers incentive compensation paid to our employees. The policy provides that our Board or Compensation Committee may require an employee to repay to us compensation in the following circumstances: (i) as required by Section 304 of the Sarbanes-Oxley Act; (ii) as required by Section 954 of the Dodd-Frank Act as set forth in the Nasdaq Clawback Policy (as defined below); (iii) as required by any other applicable law, regulation or regulatory requirement; (iv) if we suffer significant financial loss, reputational damage or similar adverse impact as a result of actions taken or decisions made by the employee in circumstances constituting illegal or intentionally wrongful conduct, or gross negligence; or (v) if the employee is awarded or is paid out under the Second Amended and Restated 2014 Stock Option and Incentive Plan (the “2014 Plan”) and any successor plan, or any other incentive compensation plan of the Company on the basis of significantly incorrect financial calculations or information or if events coming to light after the award or payout would have significantly reduced the amount of the award or payout if known at the time of the award or payout.
In September 2023, we adopted the Nasdaq Rule 5608 Compensation Clawback Policy (the “Nasdaq Clawback Policy”) for purposes of compliance with Section 10D of the Exchange Act and the Nasdaq listing standards. The Nasdaq Clawback Policy provides for the mandatory recovery of certain cash- and equity-based compensation paid to executive officers on or after October 2, 2023, including our named executive officers, on the basis of the achievement of financial performance measures in the event of an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws.
Stock Ownership Guidelines
In March 2022, we adopted stock ownership guidelines that are applicable to executive officers, including our named executive officers, who are subject to the reporting requirements of Section 16 of the Exchange Act. The stock ownership policy requires that the Chief Executive Officer own equity in the company equal to at least three times his annual base salary and that all other covered executive officers’ own equity in the company equal to at least his or her annual base salary. The stock ownership policy provides for a phase-in period, which is generally five years from the adoption of the guidelines or the executive officer’s appointment. The stock ownership policy also includes certain share retention obligations that apply to officers who have not met the minimum equity ownership requirements by the end of their phase-in period or who cease to hold the minimum equity ownership at any time following such date. Additionally, each Director is required to own Common Shares having a value equal to or greater one times the annual cash retainer payable to the Directors for Board membership. The phase-in period for directors is three years from the adoption of the guidelines or the director’s appointment.
Equity Awards Grant Policy
Equity awards granted to our executive officers are generally granted early in the fiscal year and equity awards for our directors are generally granted in the second quarter in connection with the Company’s Annual Meeting. The equity awards for our executive officers and directors must be approved either by the Board or the Compensation Committee at a meeting or by unanimous written consent, per the policy adopted by the Compensation Committee governing equity to our executive employees. The timing of equity grant approvals may be changed in the event of extraordinary circumstances, including in connection with mid-year promotions and new hires. The policy further provides that the CEO may make awards to non-executive employees within prescribed limits. Generally, equity awards will be effective on the first Monday of the month following the employee’s start date, or for grants to existing employees, the date of approval. The exercise price of all stock options and stock appreciation rights must be equal to or greater than the fair market value of our common stock on the date of grant. The Compensation Committee did not take material nonpublic information into account when determining the timing and terms of equity awards in 2024. Similarly, the Compensation Committee does not time the release of material nonpublic information to affect the value of executive compensation. During fiscal 2024, we did not grant any stock options (or similar awards) to any of our named executive officers during any period beginning four business days before and ending one business day after the filing of any periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Form 8-K that disclosed any material non-public information.
Insider Trading Policy
The Company has adopted an insider trading policy that governs the purchase, sale, and/or other transactions of our securities by our directors, officers and employees. The policy generally requires that our executive officers and members of our Board may not trade in our equity securities during “blackout” periods and that such individuals must pre-clear trades or adopt plans in accordance with Exchange Act Rule 10b5-1 for sales of securities which they beneficially own. A copy of our insider trading policy is filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable exchange listing requirements.
Policy on Hedging, Pledging and Other Short-Term or Speculative Transactions
Our insider trading policy applies to all employees, including our named executive officers, and members of our Board and prohibits any hedging and monetization transactions that transfer, with respect to equity compensation, all or a portion of the risk of a decline in the market price of shares of Company common stock. Instruments that would be considered to be a “hedge” include prepaid variable forward contracts, equity swaps, collars, and exchange funds. In addition, employees and members of our Board may not engage in short sales or transactions in publicly traded options on Company securities, such as puts, calls, and other derivative securities, on an exchange or in any other organized market. Further, such persons are prohibited from entering into loans or other arrangements where Company securities are pledged as collateral, except as may be approved by our full Board. Standing orders may only be used only for a very brief period of time.
Compensation Policies and Practices as they Relate to Risk Management
The Compensation Committee has reviewed our executive and employee compensation programs and does not believe that our compensation policies and practices encourage undue or inappropriate risk taking or create risks that are reasonably likely to have a material adverse effect on us. The reasons for the Compensation Committee’s determination include the following:
•
We structure our compensation program to consist of both fixed and variable components. The fixed (base salary) component of our compensation programs is designed to provide income independent of our stock price performance so that employees will not focus exclusively on stock price performance to the detriment of other important business metrics.

•
We maintain internal controls over the measurement and calculation of financial information, which are designed to prevent this information from being manipulated by any employee, including our executive officers.

•	Employees of Rocket Pharmaceuticals are required to comply with our code of conduct, which covers, among other things, accuracy in keeping financial and business records.
•	The Compensation Committee approves the overall annual equity pool and the employee equity award guidelines.
•	A significant portion of the compensation paid to our executive officers is in the form of equity to align their interests with the interests of stockholders.
•
As part of our insider trading policy, we prohibit hedging transactions involving our securities so that our executive officers and other employees cannot insulate themselves from the effects of poor stock price performance.

Accounting Considerations
We account for stock compensation in accordance with the authoritative guidance set forth in FASB ASC Topic 718, which generally requires companies to measure and recognize the compensation expense for all share-based awards made to employees and directors, including stock options and RSU awards, over the period during which the award recipient is required to perform services in exchange for the award.
Deductibility of Executive Compensation
Generally, Section 162(m) of the Code, disallows a tax deduction to certain publicly held corporations for any remuneration in excess of $1 million paid in any taxable year to their chief executive officer, chief financial officer, and certain other current and former highly compensated officers and employees that qualify as covered employees within the meaning of Section 162(m) of the Code. The Compensation Committee considers tax deductibility when structuring our executive compensation arrangements for our current and former executive officers. However, the Compensation Committee may, in its judgment, pay compensation that is not fully tax deductible to the extent it determines that doing so is appropriate to attract and retain executive talent or to meet other business needs. The Compensation Committee intends to continue to compensate our current and former executive officers, including the named executive officers, in a manner consistent with our best interests and the best interests of our shareholders.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be incorporated by reference in Rocket Pharmaceutical’s Annual Report on Form 10-K for fiscal 2024 and included in this proxy statement.
The Compensation Committee

Pedro Granadillo (Chair)
Carsten Boess
Gotham Makker

EXECUTIVE COMPENSATION
2024 Summary Compensation Table
The following table sets forth the total compensation awarded to or earned by our NEOs during the fiscal years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Gaurav D. Shah, M.D. Chief Executive Officer	2024	635,880	—	1,997,976	4,001,997	190,764	14,790	6,841,407
	2023	625,000	—	2,330,993	4,668,994	375,000	13,566	8,013,553
	2022	598,333	—	1,814,989	3,684,991	434,390	20,500	6,553,203
Aaron Ondrey Chief Financial Officer, Principal Financial Officer(6)	2024	362,662	—	1,249,988	1,249,983	117,502	9,628	2,989,763
John Militello, CPA Principal Accounting Officer and Former Interim Principal Financial Officer, Vice President(8)	2024	341,455	—	249,743	500,234	69,205	14,951	1,175,588
	2023	409,014	5,000	332,985	666,991	100,014	13,566	1,527,570
	2022	376,788		664,976	584,988	104,133	20,500	1,751,386
Kinnari Patel, Pharm.D., MBA President, Head of R&D and Chief Operating Officer(7)	2024	545,040	—	3,998,967	2,000,999	136,260	14,790	6,696,055
	2023	537,125	—	1,331,999	2,667,993	295,419	13,566	4,846,102
	2022	522,750	—	1,824,468	1,842,489	314,978	12,200	4,516,885
Martin Wilson General Counsel and Chief Corporate Officer, Senior VP	2024	452,560	—	499,486	1,000,489	146,629	14,790	2,113,954
Jonathan Schwartz, M.D. Chief Medical and Gene Therapy Officer	2024	454,200	—	582,734	1,167,241	145,344	14,790	2,364,309
	2023	447,433	—	832,482	1,667,492	196,871	13,566	3,157,844
	2022	434,600	—	894,988	1,004,996	189,420	8,453	2,532,457

(1)	Represents, for Mr. Militello, a discretionary one-time $5,000 bonus for his work on the Renovacor acquisition.
(2)
Reflects the aggregate grant date fair value of RSU awards granted to our named executive officers in the year indicated, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For information regarding assumptions underlying the valuation of equity awards, see Note 9 to our consolidated financial statements for the year ended December 31, 2024. The amounts reported in this column reflect the accounting cost for these RSU awards and do not correspond to the actual economic value that may be received by the named executive officers upon the vesting of the RSUs or any sale of the corresponding shares of common stock.

(3)
Reflects the aggregate grant date fair value of option awards granted to our named executive officers in the years indicated, calculated in accordance with FASB ASC Topic 718. For information regarding assumptions underlying the valuation of equity awards, see Note 9 to our consolidated financial statements for the year ended December 31, 2024. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the named executive officers upon the exercise of the stock options or any sale of the underlying shares of common stock.

(4)
Represents annual cash incentives earned with respect to individual and Company performance in the years indicated, which were paid in the following year. For a discussion of bonuses for fiscal 2024, see above under “Compensation Discussion and Analysis - Annual Cash Incentives.” The amounts in this column for 2022 were previously included in the “Bonus” columns of the Summary Compensation Table in the proxy statement for our annual meeting of shareholders in 2023 and are now being reflected in the “Non-Equity Incentive Compensation” column.

(5)
Except as otherwise noted, represents Company matching contributions to the accounts of our named executive officers in the Company’s 401(k) plan in the amount of $13,800 per named executive officer and the cost of $50,000 company paid life insurance for all employees, including NEOs.

(6)	Mr. Ondrey was appointed Chief Financial Officer on March 25, 2024, and his base salary and annual cash incentive are prorated for his partial year of service.
(7)
2024 Stock Awards includes PSU awards with aggregate grant date fair value of $2,999,994 performance criteria related to certain clinical milestones. The aggregate grant date fair value was calculated assuming 100% achievement of the performance criteria. Please see the Compensation Discussion and Analysis for more information.

(8)
Mr. Militello was appointed as the Interim Principal Financial Officer of the Company effective March 16, 2022 until March 28, 2024, upon the hiring of Aaron Ondrey as Rocket’s CFO and Principal Financial Officer. For consideration for his duties as Interim Principal Financial Officer, Mr. Militello received a monthly stipend of $7,626 until the Company hired a Chief Financial Officer. Mr. Militello’s monthly stipend ended on March 28, 2024. This stipend is included in Mr. Militello’s salary. Mr. Militello’s actual salary for 2024 was $320,394 and stipend for duties as Interim Principal Financial Officer was $21,061. Mr. Militello’s actual salary for 2023 was $317,506 and stipend for duties as Interim Principal Financial Officer was $91,508.

2024 Grants of Plan-Based Awards
The following table shows information regarding grants of plan-based awards during the fiscal year ended December 31, 2024 to the Company’s named executive officers. The awards were granted on the same day that they were approved by our Compensation Committee.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards	Estimated future payouts under equity incentive plan awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)(1)
	Grant Date	Target ($)(2)	Threshold (#)	Target (#)	Maximum (#)
Gaurav Shah, M.D.	2/16/24	381,528	—	—	—	—	—	—	—
	2/16/24	—	—	—	—	66,577	—	—	1,997,976
	2/16/24	—	—	—	—	—	196,366	30.01	4,001,997
Aaron Ondrey	4/1/24	163,198	—	—	—	—	—	—	—
	4/1/24	—	—	—	—	46,781	—	—	1,249,988
	4/1/24	—	—	—	—	—	69,337	26.72	1,249,983
John Militello	2/16/24	96,118	—	—	—	—	—	—	—
	2/16/24	—	—	—	—	8,322	—	—	249,743
	2/16/24	—	—	—	—	—	24,545	30.01	500,234
Kinnari Patel, Pharm.D., MBA	2/16/24	272,520	—	—	—	—	—	—	—
	2/16/24	—	—	—	—	33,288	—	—	998,973
	3/4/24	—	—	104,493(3)	—	—	—	—	2,999,994
	2/16/24	—	—	—	—	—	98,183	30.01	2,000,999
Martin Wilson	2/16/24	181,024	—	—	—	—	—	—	—
	2/16/24	—	—	—	—	16,644	—	—	499,486
	2/16/24	—	—	—	—	—	49,041	30.01	1,000,489
Jonathan Schwartz, M.D.	2/16/24	181,680	—	—	—	—	—	—	—
	2/16/24	—	—	—	—	19,418	—	—	582,734
	2/16/24	—	—	—	—	—	57,273	30.01	1,167,241

(1)
Reflects the aggregate grant date fair value of option awards and RSUs granted to our named executive officers in 2024, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For information regarding assumptions underlying the valuation of equity awards, see Note 9 to our consolidated financial statements for the year ended December 31, 2024. The awards were granted under the 2014 Plan. Please see the Compensation Discussion and Analysis section of this proxy statement for more information regarding these equity awards.

(2)
Represents the potential payments under the 2024 annual cash incentives. The Company’s annual cash incentives have an annual target amount, but do not have threshold or maximum amounts. Actual payments under the annual cash incentives earned for fiscal 2024 are reported in the Summary Compensation Table. Please see the Compensation Discussion and Analysis above for additional details regarding the annual cash incentives.

(3)
Represents a PSU award to Dr. Patel subject to performance criteria related to certain clinical milestones. Please see the Compensation Discussion and Analysis for more information. The award was based on clinical milestones and did not have threshold, target or maximum payouts.

(4)
The amounts reported in this column reflect time-based RSUs granted under the 2014 Plan, which generally vest as follows: one-third vests on the first anniversary of the grant date and two-thirds vest in equal quarterly installments over the following two years. See Compensation Discussion and Analysis above for additional details.

(5)
The amounts reported in this column reflect options granted under the 2014 Plan, which generally vest as follows: one-third vests on the first anniversary of the grant date and two-thirds vest in equal quarterly installments over the following two years. See Compensation Discussion and Analysis above for additional details.

2024 Outstanding Equity Awards at Fiscal Year-End
The following table provides information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2024.

	Option awards				Stock awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Gaurav D. Shah, M.D.	76,490	—	1.69	4/12/27	—	—	—	—
	395,000	—	18.75	3/29/28	—	—	—	—
	315,700	—	14.56	1/28/29	—	—	—	—
	383,306	—	22.72	2/6/30	—	—	—	—
	185,000	—	62.32	2/4/31	—	—	—	—
	272,160	24,877	19.05	2/14/32	—	—	—	—
	203,489	145,101	20.04	2/14/33	—	—	—	—
	—	196,366	30.01	2/16/34	—	—	—	—
	—	—	—	—	124,876(3)	1,569,691	—	—
Aaron Ondrey	—	69,337	26.72	4/1/34	—	—	—	—
	—	—	—	—	46,781(4)	588,637	—	—
John Militello, CPA	10,000	—	12.55	1/8/28	—	—	—	—
	10,000	—	18.75	3/29/28	—	—	—	—
	10,000	—	20.61	6/25/28	—	—	—	—
	20,000	—	14.56	1/28/29	—	—	—	—
	10,000	—	10.85	9/2/29	—	—	—	—
	20,000	—	22.72	2/6/30	—	—	—	—
	2,000	—	23.89	2/10/30	—	—	—	—
	18,000	—	24.82	8/3/30	—	—	—	—
	18,000	—	62.32	2/4/31	—	—	—	—
	24,741	2,262	19.05	2/14/32	—	—	—	—
	24,096	4,814	13.12	4/18/32	—	—	—	—
	28,667	21,131	20.04	2/14/33	—	—	—	—
	—	24,545	30.01	2/15/34	—	—	—	—
	—	—	—	—	33,450(7)	420,467	—	—
Kinnari Patel, Pharm.D., M.B.A.	175,000	—	18.75	3/29/28	—	—	—	—
	180,000	—	14.56	1/28/29	—	—	—	—
	50,000	—	10.85	9/2/29	—	—	—	—
	150,000	—	22.72	2/6/30	—	—	—	—
	15,000	—	23.89	2/10/30	—	—	—	—
	50,000	—	23.05	9/8/30	—	—	—	—
	120,000	—	62.32	2/4/31	—	—	—	—
	136,079	12,439	19.05	2/14/32	—	—	—	—
	116,279	82,915	20.04	2/14/33	—	—	—	—
	—	98,183	30.01	2/16/34	—	—	—	—
	—	—	—	—	117,436(5)	1,476,171	—	—
	—	—	—	—	—	—	34,831(8)	437,826

	Option awards				Stock awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Jonathan Schwartz, M.D.	38,310	—	1.21	2/8/26	—	—	—	—
	60,000	—	18.75	3/29/28	—	—	—	—
	75,000	—	14.56	1/28/29	—	—	—	—
	30,000	—	10.85	9/2/29	—	—	—	—
	75,000	—	22.72	2/6/30	—	—	—	—
	7,000	—	23.89	2/10/30	—	—	—	—
	35,000	—	62.32	2/4/31	—	—	—	—
	74,225	6,785	19.05	2/14/32	—	—	—	—
	72,673	51,823	20.04	2/14/33	—	—	—	—
	—	57,273	30.01	2/14/34	—	—	—	—
	—	—	—	—	61,784(6)	776,625	—	—
Martin Wilson	100,000	—	23.04	12/16/31	—	—	—	—
	—	20,318	17.47	08/12/32	—	—	—	—
	50,872	36,275	20.04	02/14/33	—	—	—	—
	—	49,091	30.01	02/16/34	—	—	—	—
	—	—	—	—	63,764(9)	801,513	—	—

(1)
These stock options have a grant date that is ten years prior to the expiration date. Such awards vest 33% on the first anniversary of the date of grant with the remaining portion subject to equal quarterly vesting over the following two years.

(2)	Reflects $12.57, which was the closing market price of the Company’s stock on December 31, 2024, by the number of RSUs that had not vested as of December 31, 2024.
(3)
Reflects 95,275 RSUs granted on February 14, 2022; 116,317 RSUs granted on February 14, 2023; and 66,577 RSUs granted on February 16, 2024, one-third of which vest on the first anniversary of the grant date and two-thirds of which vest in equal quarterly installments over the following two years.

(4)	Reflects RSUs granted on April 1, 2024, one-third of which vest on the first anniversary of the grant date and two-thirds of which vest in equal quarterly installments over the following two years.
(5)
Reflects (i) 47,637 RSUs granted on February 14, 2022; 66,467 RSUs granted on February 14, 2023; and 33,288 RSUs granted on February 16, 2024, one-third of which vest on the first anniversary of the grant date and two-thirds of which vest in equal quarterly installments over the following two years and (ii) 52,489 RSUs granted on August 12, 2022, which vest in full on August 12, 2025.

(6)
Reflects (i) 25,984 RSUs granted on February 14, 2022; 41,541 RSUs granted on February 14, 2023; and 19,418 RSUs granted on February 16, 2024, one-third of which vest on the first anniversary of the grant date and two-thirds of which vest in equal quarterly installments over the following two years and (ii) 22,896 RSUs granted on August 12, 2022, which vest in full on August 12, 2025.

(7)
Reflects 8,661 RSUs granted on February 14, 2022; 19,054 RSUs granted on April 18, 2022; 16,616 RSUs granted on February 14, 2023; and 8,322 RSUs granted on February 16, 2024, one-third of which vest on the first anniversary of the grant date and two-thirds of which vest in equal quarterly installments over the following two years and 14,310 RSUs granted on August 12, 2022 which vest in full on August 12, 2025.

(8)	Reflects 34,831 PSUs granted on March 4, 2024 subject to performance criteria related to certain clinical milestones.
(9)
Reflects 29,079 RSUs granted on February 14, 2023; and 16,644 RSUs granted on February 16, 2024, one-third of which vest on the first anniversary of the grant date and two-thirds of which vest in equal quarterly installments over the following two years and 28,763 RSUs granted on August 12, 2022 which vest in full on August 12, 2025.

2024 Option Exercises and Stock Vested
The following table provides information concerning the vesting of RSUs and exercise of options held by each of our named executive officers during the year ended December 31, 2024.

Name	Number of Shares Acquired Upon Vesting (#)	Value Realized on Vesting ($)(1)
Gaurav D. Shah, M.D.	99,816	2,350,559
Aaron Ondrey	—	—
John Militello, CPA	18,944	445,488
Kinnari Patel, Pharm.D., M.B.A.	54,758	1,294,531
Jonathan Schwartz, M.D.	32,953	781,955
Martin Wilson	16,974	165,481

(1)	The value realized on vesting is calculated by multiplying the number of shares of stock by the market value of the underlying shares on each vesting date.
Executive Agreements; Termination and Change in Control Benefits
Employment Agreement with Aaron Ondrey
On March 25, 2024, Aaron Ondrey was appointed as the Company’s Chief Financial Officer and Principal Financial Officer. In connection with such appointment, the Company and Mr. Ondrey entered into an executive employment agreement, which provides for an annual base salary of $485,000 and a target annual bonus of 45% of such salary. In connection with the appointment, the Company granted Mr. Ondrey new hire equity compensation with a grant date fair value of $2,500,000 (based on generally accepted accounting principles), split evenly between options and RSUs. One-third of the RSUs and Options will vest on the first anniversary of the grant, and the remaining two-thirds will vest in eight equal quarterly increments over the following two years, subject to Mr. Ondrey’s continued employment with the Company. The agreement provides for a lump sum severance payment of nine months of annual base salary and nine months of Company-paid COBRA benefits upon certain qualifying terminations of employment and Mr. Ondrey’s execution of an irrevocable release of claims in favor of the Company. In connection with a qualifying termination within 12 months following a Company change in control, Mr. Ondrey would be entitled to a lump sum payment equal to twelve months of annual base salary, a lump sum amount equal to any annual bonus to which Mr. Ondrey would have been entitled for the year in which termination occurs, and, if timely elected, 12 months of Company-paid COBRA benefits.
For purposes of the above disclosure, a “qualifying termination” includes a termination by the Company without “Cause” or a resignation by Mr. Ondrey for “Good Reason”. Cause generally means the employee’s dismissal as a result of (1) any material breach by the employee of any agreement between the employee and the Company, (2) the conviction of, indictment for or plea of nolo contendere by the employee to a felony or a crime involving moral turpitude, or (3) any material misconduct or willful and deliberate nonperformance by the employee of the employee’s duties to the Company (other than by reason of the employee’s death or disability (as defined in the agreement)). Good Reason generally means (1) any material, adverse change in the employee’s duties, responsibilities, authority, title or reporting structure, (2) a material reduction in the employee’s base salary or bonus opportunity, or (3) a geographical relocation of the employee’s principal office location by more than fifty (50) miles.
Severance and Change in Control Agreements
In October 2018, the Company entered into Severance and Change in Control Agreements (the “Severance Agreements”) with Gaurav D. Shah, M.D., Kinnari Patel, Pharm.D., M.B.A. and Jonathan Schwartz, M.D.
The Severance Agreements provide the executives with certain severance benefits upon certain qualifying terminations of employment.
In connection with a termination of the executive’s employment by the Company for Cause or by the executive without Good Reason (each as defined below), the executive is not entitled to any severance payments or benefits and is only entitled to receive (i) any accrued but unpaid base salary and accrued but unused vacation, (ii) any unpaid annual bonus with respect to any completed fiscal year immediately preceding the date of termination (provided, however, that if the executive is terminated for Cause, such bonus shall be forfeited), (iii) reimbursement for unreimbursed business expenses, and (iv) employee benefits, if any, to which the executive may be entitled as of the date of termination ((i) through (iv) collectively, the “Accrued Amounts”).
In connection with a termination of the executive’s employment with the Company without Cause or by the executive for Good Reason, the executive is entitled to receive the Accrued Amounts and, upon execution of an irrevocable release of claims in favor of the Company, (i) a lump sum payment equal to, in the case of Dr. Patel and Dr. Schwartz, nine months, and, in the case of Dr. Shah, 12 months, of the executive’s annual base salary for the year in which termination occurs and (ii) if timely elected, in the case of Dr. Patel and Dr. Schwartz, nine months, and, in the case of Dr. Shah, 12 months, of Company-paid COBRA benefits.
In connection with a termination of the executive’s employment with the Company without Cause (other than on account of the executive’s death or Disability) or by the executive for Good Reason within 12 months following a Change in Control (as defined below), the executive is entitled to receive, upon execution of an irrevocable release of claims in favor of the Company, (i) the Accrued Amounts, (ii) a lump sum payment equal to, in the case of Dr. Patel and Dr. Schwartz, 12 months, and, in the case of Dr. Shah, 18 months, of the executive’s annual base salary for the year in which termination occurs, (iii) a lump sum amount equal to any annual bonus to which the executive would have been entitled for the year in which termination occurs, and (iv) if timely elected, in the case of Dr. Patel and Dr. Schwartz, 12 months, and, in the case of Dr. Shah, 18 months, of Company-paid COBRA benefits.
In connection with a termination of the executive’s employment upon death or Disability (as defined in the Severance Agreements) of the executive, the executive (or the executive’s estate or beneficiaries) is entitled to receive the Accrued Amounts and a pro-rata portion of the annual bonus, if any, the executive would have earned for the year in which termination occurs.
Under certain circumstances, the payments and benefits provided under the Severance Agreements in connection with a Change in Control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Code. Under certain circumstances, these payments and benefits may also subject the executive to an excise tax under Section 4999 of the Code. If the payments or benefits payable to an executive in connection with a Change in Control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a greater net after-tax benefit to the executive.
For purposes of the Severance Agreements, “Cause” means (as determined by the Board in their discretion exercised in good faith):
•	any material breach by the executive of any agreement between the executive and the Company;
•	the conviction of, indictment for or plea of nolo contendere by the executive to a felony or a crime involving moral turpitude; or
•	any material misconduct or willful and deliberate nonperformance (other than by reason of the executive’s Disability) by the executive of the executive’s duties to the Company.
For purposes of the Severance Agreements, “Good Reason” means the occurrence of any of the following in each case during the term of employment without the executive’s written consent, which circumstances are not remedied by the Company within 30 days of its receipt of a written notice from the executive describing the applicable circumstances (which notice must be provided by the executive within 90 days of the executive’s knowledge of the applicable circumstances):
•	a material, adverse change in the executive’s duties, responsibilities, authority, title or reporting structure;
•	a material reduction in the executive’s base salary or bonus opportunity; or
•	a geographical relocation of the executive’s principal office location by more than 50 miles.

For purposes of the Severance Agreements, a “Change in Control” shall be deemed to have occurred upon the occurrence of any one of the following events:
•	the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity;
•
a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction;

•	the sale of all of the stock of the Company to an unrelated person, entity or group thereof acting in concert; or
•
any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

Severance and Change in Control Program
Mr. Militello and Mr. Wilson participate in the Company’s Severance and Change in Control Program (the “Program”). Under the program, participants are eligible for benefits upon a termination of their employment by the Company without Cause or by the employee for Good Reason (a “qualifying termination”).
Cause generally means as (i) any material breach by the participant of any agreement between the participant and the Company, (ii) the conviction of or plea of nolo contendere by the participant to a felony or a crime involving moral turpitude, or (iii) any material misconduct or willful and deliberate non-performance by the participant of the participant’s duties to the Company (other than by reason of the participant’s disability).
Good Reason generally means (i) any material, adverse change in the participant’s duties, responsibilities, authority, title or reporting structure, (ii) a material reduction in the participant’s base salary or bonus opportunity, (iii) a geographical relocation of the participant’s principal office location by more than fifty (50) miles.
Under the Program, benefits are enhanced if the qualifying termination occurs after a Change in Control. Change in Control generally means (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.
The cash portion of the severance benefits will be payable in a lump sum within 14 days of the effective date of a release and waiver executed by the departing employee provided that if such effective date could span two calendar years depending on the date on which the employee signs the release, the benefits will not commence until the later calendar year.
Sale Event, Death and Disability Benefits under Equity Award Agreements
In addition, the stock option agreements and restricted stock unit agreements under the 2014 Plan with the named executive officers provide for accelerated vesting of 100% of the unvested portion of the shares underlying the stock option or restricted stock units upon a termination of the executive’s employment with the Company without Cause or by the executive for Good Reason within 12 months following a Sale Event (as defined in the 2014 Plan), as well as in the event of termination due to death or permanent and total disability. In the event of an accelerated vesting of an executive officer’s options due to death or permanent and total disability, such options are exercisable for a period of 12 months from the earlier of such date and the initial termination date.

Cause and Good Reason generally have the same meaning ascribed to such terms in the Severance and Change in Control Program (as defined below).
Sale Event generally means (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.
The following table sets forth the estimated benefits that would have been payable to the named executive officers pursuant to their equity award agreements.
The following table describes the potential payments and benefits upon employment termination for Dr. Shah, as if his employment terminated as of December 31, 2024.

Executive Benefits and Payment upon Termination	Termination by Company without Cause or Resignation For Good Reason Not in Connection with a Change in Control ($)	Termination due to Death or Disability ($)	Termination by Company without Cause or Voluntary Resignation for Good Reason within 12 Months Following a Change in Control ($)
Compensation:
Cash Severance	1,048,320	393,120	1,375,920
Acceleration of Equity Awards(1)	—	1,569,691	1,569,691
Health care continuation	31,308	—	46,962
Total	1,079,628	1,962,811	2,992,573

(1)
The value of accelerated vesting of stock options is based on the difference between (x) $12.57, the closing market price of our common stock on December 31, 2024, and (y) the per share exercise price of the stock option. The value of accelerated RSUs is based on $12.57, the closing market price of our common stock on December 31, 2024, and the unvested RSUs. Please see the description above for how the cash severance and health care continuation are determined.

The following table describes the potential payments and benefits upon employment termination for Dr. Patel, as if her employment terminated as of December 31, 2024.

Executive Benefits and Payment upon Termination	Termination by Company without Cause or Resignation For Good Reason Not in Connection with a Change in Control ($)	Termination due to Death or Disability ($)	Termination by Company without Cause or Voluntary Resignation for Good Reason within 24 Months Following a Change in Control ($)
Compensation:
Cash Severance	702,000	280,800	842,400
Acceleration of Equity Awards(1)	—	1,913,996	1,913,996
Health care continuation	24,521	—	32,695
Total	726,521	2,194,796	2,789,091

(1)
The value of accelerated vesting of stock options is based on the difference between (x) $12.57, the closing market price of our common stock on December 31, 2024, and (y) the per share exercise price of the stock option. The value of accelerated RSUs is based on $12.57, the closing market price of our common stock on December 31, 2024 and the unvested RSUs. Please see the description above for how the cash severance and health care continuation are determined.

The following table describes the potential payments and benefits upon employment termination for Dr. Schwartz, as if his employment terminated as of December 31, 2024.

Executive Benefits and Payment upon Termination	Termination by Company without Cause or Resignation For Good Reason Not in Connection with a Change in Control ($)	Termination due to Death or Disability ($)	Termination by Company without Cause or Voluntary Resignation for Good Reason within 24 Months Following a Change in Control ($)
Compensation:
Cash Severance	538,200	187,200	655,200
Acceleration of Equity Awards(1)	—	776,625	776,625
Health care continuation	31,988	—	42,651
Total	570,188	963,825	1,474,476

(1)
The value of accelerated vesting of stock options is based on the difference between (x) $12.57, the closing market price of our common stock on December 31, 2024, and (y) the per share exercise price of the stock option. The value of accelerated RSUs is based on $12.57, the closing market price of our common stock on December 31, 2024 and the unvested RSUs. Please see the description above for how the cash severance and health care continuation are determined.

The following table describes the potential payments and benefits upon employment termination for Mr. Militello, as if his employment terminated as of December 31, 2024.

Executive Benefits and Payment upon Termination	Termination by Company without Cause or Resignation For Good Reason Not in Connection with a Change in Control ($)	Termination due to Death or Disability ($)	Termination by Company without Cause or Voluntary Resignation for Good Reason within 12 Months Following a Change in Control ($)
Compensation:
Cash Severance	247,200	98,880	428,480
Acceleration of Equity Awards(1)	—	420,467	420,467
Health care continuation	21,628	—	28,838
Total	268,828	519,347	877,785

(1)
The value of accelerated vesting of stock options is based on the difference between (x) $12.57, the closing market price of our common stock on December 31, 2024, and (y) the per share exercise price of the stock option. The value of accelerated RSUs is based on $12.57, the closing market price of our common stock on December 31, 2024 and the unvested RSUs. Please see the description above for how the cash severance and health care continuation are determined.

The following table describes the potential payments and benefits upon employment termination for Mr. Ondrey, as if his employment terminated as of December 31, 2024.

Executive Benefits and Payment upon Termination	Termination by Company without Cause or Resignation For Good Reason Not in Connection with a Change in Control ($)	Termination due to Death or Disability ($)	Termination by Company without Cause or Voluntary Resignation for Good Reason within 12 Months Following a Change in Control ($)
Compensation:
Cash Severance	363,750	218,250	703,250
Acceleration of Equity Awards(1)	—	588,037	588,037
Health care continuation	26,511	—	35,347
Total	390,261	806,287	1,326,634

(1)
The value of accelerated vesting of stock options is based on the difference between (x) $12.57, the closing market price of our common stock on December 31, 2024, and (y) the per share exercise price of the stock option. The value of accelerated RSUs is based on $12.57, the closing market price of our common stock on December 31, 2024 and the unvested RSUs. Please see the description above for how the cash severance and health care continuation are determined.

The following table describes the potential payments and benefits upon employment termination for Mr. Wilson, as if his employment terminated as of December 31, 2024.

Executive Benefits and Payment upon Termination	Termination by Company without Cause or Resignation For Good Reason Not in Connection with a Change in Control ($)	Termination due to Death or Disability ($)	Termination by Company without Cause or Voluntary Resignation for Good Reason within 12 Months Following a Change in Control ($)
Compensation:
Cash Severance	347,438	185,300	648,550
Acceleration of Equity Awards(1)	—	801,513	801,513
Health care continuation	19,129	—	25,505
Total	366,567	986,513	1,475,568

(1)
The value of accelerated vesting of stock options is based on the difference between (x) $12.57, the closing market price of our common stock on December 31, 2024, and (y) the per share exercise price of the stock option. The value of accelerated RSUs is based on $12.57, the closing market price of our common stock on December 31, 2024 and the unvested RSUs. Please see the description above for how the cash severance and health care continuation are determined.

CEO Pay Ratio
Our compensation and benefits philosophy and the overall structure of our compensation and benefit programs are broadly similar across the organization to encourage and reward all employees who contribute to our success. We strive to ensure the pay of each of our employees reflects the level of their job impact and responsibilities and is competitive within our peer group. Compensation rates are benchmarked and are generally set to be market competitive. Our ongoing commitment to pay equity is critical to our success in supporting a diverse workforce with opportunities for all employees to grow, develop and contribute.
Under rules adopted pursuant to the Dodd-Frank Act, we are required to calculate and disclose median of the annual total compensation of all employees (excluding our Chief Executive Officer), the annual total compensation of our Chief Executive Officer, as well as the ratio of the annual total compensation paid to the median employee as compared to the annual total compensation paid to our Chief Executive Officer (the “CEO Pay Ratio”). The paragraphs that follow describe our methodology and the resulting CEO Pay Ratio.
We identified the median employee using our employee population on December 31, 2024 (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis).
We identified the median employee by looking at annual base pay and annual target cash incentive opportunity as of December 31, 2024 for all active employees as of that date. We did not perform adjustments to the compensation paid to part-time employees to calculate what they would have been paid on a full-time basis. In identifying the median employee, we did not exclude workers in non-U.S. countries and did not make any cost-of-living adjustments. Once the median employee was identified, we calculated the median employee’s annual total compensation in accordance with the same requirements used to calculate the amounts reported in the Summary Compensation Table. During the year ended December 31, 2024, there were no changes to the Company’s employee population or employee compensation arrangements that it reasonably believes would result in a significant change to its pay ratio disclosure; therefore, the Company used the same employee for purposes of calculating the 2024 CEO Pay Ratio.
Our median employee compensation as calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K was $138,170. Our Chief Executive Officer’s compensation as reported in the Summary Compensation Table was $6,841,407. Therefore, our CEO Pay Ratio is approximately 49.5:1.
This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the Compensation Committee nor management of the Company used the CEO Pay Ratio measure in making compensation decisions.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing certain information, including the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning our pay-for-performance philosophy and how we align executive compensation with our performance, refer to the “Executive Compensation” section in this Proxy Statement.
The Pay Versus Performance Table below discloses the relationship between the compensation actually paid to the executive officers and the Company’s financial performance during the years ended December 31, 2020, 2021, 2022, 2023, and 2024. The compensation information presented in this table is different from compensation information presented in the Summary Compensation Table above. The differences can largely be attributed to variation in the treatment of equity awards in each of these tables.
•
In accordance with SEC rules, the Stock Awards and Options Awards columns in the Summary Compensation Table include the aggregate grant date fair values of the RSUs and options granted during the applicable year.

•
The Pay Versus Performance Table below differs from both the information presented in the CD&A and in the Summary Compensation Table for the applicable year, because it calculates “compensation actually paid” based on different methodologies, including, for example and generally, the value of equity awards not on the applicable grant date but at the end of the year that includes the grant date and the change in value during the applicable year for prior years’ equity awards.

•
The Company does not use any financial performance measures to link compensation actually paid to our named executive officers to the Company’s performance. Accordingly, pursuant to SEC rules, we have not included a “Company-Selected Measure” or a tabular list of performance measures.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOS(3)	Average Compensation Actually Paid to Non-PEO NEOS(4)	Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)	Net income (in thousands)(7)
2024	$6,841,407	($1,671,681)	$3,067,934	($337,405)	$55.23	$113.84	($258,746)
2023	$8,013,553	$12,366,504	$3,477,295	$5,584,040	$131.68	$115.42	($245,595)
2022	$6,553,203	$5,185,698	$2,714,046	$2,414,745	$85.98	$111.27	($221,863)
2021	$7,918,750	($4,329,821)	$3,598,514	($380,245)	$95.91	$124.89	($169,069)
2020	$6,859,135	$21,732,137	$1,897,164	$4,591,740	$240.95	$125.69	($139,700)

(1)
This column represents the amount of total compensation reported for Mr. Shah (our CEO) for each corresponding fiscal year in the “Total” column of the Summary Compensation Table (“total compensation”) for the applicable year. Please refer to the Summary Compensation Table in the applicable proxy statement.

(2)
This column represents the amount of “compensation actually paid” to Mr. Shah, as computed in accordance with Item 402(v) of Regulation S-K.The amounts do not reflect the actual amount of compensation earned by or paid to Mr. Shah during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Shah’s total compensation for each fiscal year to determine the “compensation actually paid”:

Year	Reported Summary Compensation Table Total for PEO(a)	Reported Summary Compensation Table Value of PEO Equity Awards(b)	Adjusted Value of Equity Awards(c)	Compensation Actually Paid to PEO
2024	$6,841,407	($5,999,973)	($2,513,115)	($1,671,681)

(a)
This column represents the amount of total compensation reported for Mr. Shah for 2024 in the “Total” column of the Summary Compensation Table. Please refer to the Executive Compensation Tables section of this Proxy Statement.

(b)
This column represents the aggregate grant date fair value of equity awards reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for 2024. Please refer to the Executive Compensation Tables section of the Company’s Proxy Statement. The amount in this column is replaced with the amount reported in the Adjusted Value of Equity Awards column in order to arrive at compensation actually paid for 2024.

(c)
This column represents an adjustment to the amounts in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for 2024. For 2024, the adjusted amount replaces the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for Mr. Shah to arrive at “compensation actually paid” to Mr. Shah for 2024. The adjusted amount is determined by adding (or subtracting, as applicable) the following for 2024: (i) the year-end fair value of any equity awards granted 2024 that are outstanding and unvested as of the end of 2024; (ii) the amount of change as of the end of 2024 (from the end of 2023) in the fair value of any awards granted in prior years that are outstanding and unvested as of the end of 2024; (iii) for awards that are granted and vest in 2024, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in 2024, the amount equal to the change as of the vesting date (from the end of 2023) in the fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during 2024, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in 2024 prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for 2024. The amounts added or subtracted to determine the adjusted amount are as follows:

Year	Year End Fair Value of Equity Awards Granted in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years and Outstanding and Unvested at FYE	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value (from the End of the Prior Year) as of the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2024	2,462,685	(2,957,353)	$—	(2,018,447)	$—	$—	(2,513,115)

(3)
This column represents the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Shah) in the “Total” column of the Summary Compensation Table in each applicable fiscal year. Please refer to the Summary Compensation Table in the Company’s Proxy Statement for the applicable fiscal year. The names of each of the NEOs (excluding Mr. Shah) included for purposes of calculating the average amounts in each applicable fiscal year are as follows: (i) for 2024, Aaron Ondrey, John Militello, Kinnari Patel, Martin Wilson, Jonathan Schwartz; (ii) for 2023, Kinnari Patel, John Militello, Raj Prabhakar, Mayo Pujols; (iii) for 2022, Kinnari Patel, John Militello, Carlos Garcia-Parada, Raj Prabhakar, Mayo Pujols; and (iv) for 2021, Kinnari Patel, Carlos Garcia-Parada, Jonathan Schwartz and Martin Wilson, (v) for 2020, Kinnari Patel, Jonathan Schwartz, Kamran Alam and John Militello.

(4)
This column represents the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Shah), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Shah) during 2024. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Shah) for 2024 to determine the “compensation actually paid”, using the same adjustment methodology described above in Note 2(c):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs(a)	Average Reported Summary Compensation Table Value of Non-PEO NEO Equity Awards(b)	Average Non-PEO NEO Adjusted Value of Equity Awards(c)	Average Compensation Actually Paid to Non-PEO NEOs
2024	$3,067,934	(2,499,973)	(905,367)	(337,405)

(a)
This column represents the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Shah) in the “Total” column of the Summary Compensation Table in 2024.

(b)
This column represents the average of the total amounts reported for the NEOs as a group (excluding Mr. Shah) in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table in 2024. The amount in this column is replaced with the amount reported in the Average Non-PEO NEO Adjusted Value of Equity Awards column in order to arrive at compensation actually paid for 2024.

(c)
This column represents an adjustment to the average of the amounts reported for the NEOs as a group (excluding Mr. Shah) in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for 2024 determined using the same methodology described above in Note 2(c). For 2024, the adjusted amount replaces the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each NEO (excluding Mr. Shah) to arrive at “compensation actually paid” to each NEO (excluding Mr. Shah) for 2024, which is then averaged to determine the average “compensation actually paid” to the NEOs (excluding Mr. Shah) for 2024. The amounts added or subtracted to determine the adjusted average amount are as follows:

Year	Year End Fair Value of Equity Awards Granted in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years and Outstanding and Unvested at FYE	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value (from the End of the Prior Year) as of the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2024	$832,739	(1,225,637)	$—	($512,509)	$—	$—	($905,367)

For purposes of the above adjustments, the fair value of equity awards on the applicable date were determined in accordance with FASB’s ASC Topic 718, using valuation methodologies that are generally consistent with those used to determine the grant-date fair value for accounting purposes. The assumptions used in calculating the fair value of the equity awards for 2024 did not differ in any material respect from the assumptions used to calculate the grant date fair value of the awards as reported in the Summary Compensation Table, except that the option valuations used an estimated term between 2.1 years and 9.3 years, an estimated volatility between 63% and 78%, and a risk-free rate between 3.6% and 4.8%.

Stock Options	2024
Expected Term (years)	2.06 - 9.25
Strike Price	$13.12 - $62.32
Volatility	63.27% - 78.03%
Dividend Yield	0.00% - 0.00%
Risk-Free Interest Rate	3.60% - 4.83%

(5)
Total Shareholder Return (“TSR”) represents the cumulative return on a fixed investment of $100 in the Company’s common stock, for the period beginning on the last trading day of fiscal year 2019 through the end of the applicable fiscal year, assuming reinvestment of dividends.

(6)	This column represents cumulative peer group TSR computed in accordance with Note 5. The peer group used for this purpose is Nasdaq Biotechnology Index.
(7)	This column represents the amount of net income reflected in the Company’s audited financial statements for the applicable fiscal year.

Description of the Relationship Between Pay and Performance
The following charts illustrate (i) the relationship between compensation actually paid (“CAP”) for our PEO and the average CAP for our Non-PEO NEOs against the Company’s TSR and (ii) the relationship between our TSR and the TSR of our peer group:

Compensation Actually Paid vs. TSR
$241
$126
$125
$111
$132
$114
$115
$96
$86
$55
$21.7M
$4.6M
-$4.3M
-$0.4M
$5.2M
$2.4M
$12.4M
$5.6M
-$1.7M
-$0.3M
2020
2021
2022
2023
2024
PEO CAP
Average NEO CAP
RCKT TSR
Peer Group TSR

RCKT TSR vs. NBI TSR
$241
$126
$125
$96
$111
$86
$132
$115
$114
$55
2020
2021
2022
2023
2024
RCKT TSR
Peer Group TSR

The following chart illustrates the relationship between CAP for our PEO and the average CAP for our Non-PEO NEOs against the Company’s net income:

Compensation Actually Paid vs. Net Income
($139.7M)
($169.1M)
($221.9M)
($245.6M)
($258.7M)
$21.7M
$4.6M
-$4.3M
-$0.4M
$5.2M
$2.4M
$12.4M
$5.6M
-$1.7M
-$0.3M
2020
2021
2022
2023
2024
PEO CAP
Average NEO CAP
Net Income (in millions)

DIRECTOR COMPENSATION
Non-Employee Director Compensation Policy
The purpose of the Company’s non-employee director compensation policy is to provide a total compensation package that enables the Company to attract and retain, on a long-term basis, high-caliber directors who are not employees or officers of the Company. The Company’s compensation philosophy has been to target director cash compensation at or below the median and director equity grants in a competitive range of the median as compared to the same peer group the Company uses for executive compensation purposes, as disclosed above.
Semler Brossy, the Company’s independent compensation consultant, advises on director pay and annually prepares a director compensation study for the June Compensation Committee meeting, which includes a director compensation review against the Company’s peer group and an update on compensation trends and developments. In addition, Semler Brossy prepares an annual market and governance trend update for the September Compensation Committee meeting, and pertinent other updates are provided throughout the year as needed. The Company’s Compensation Committee annually recommends approval of a non-employee director pay package to the full Board for approval at the Company’s June Board meeting.
In September 2024, our Board adopted a policy governing the cash and equity compensation to its directors (the “Non-Employee Director Compensation Policy”). The Non-Employee Director Compensation Policy provides a schedule for the annual cash retainer for directors for board and committee service and the terms of the grants of equity awards to the directors. The policy limits the amount to be paid to any director in compensation for any fiscal year to the lesser of $1,000,000 ($1,500,000 for directors in their first year of joining the Board) and the 75th percentile of the compensation paid or granted to similarly situated non-employee members of the boards of directors of the companies comprising the peer group used by the Company for purposes of determining Director compensation for such fiscal year.
The fees paid to non-employee directors, other than our Chairman, for service on the Board and for service on each committee of the Board on which the director is a member are as follows:

Annual Retainer
Board of Directors:
All non-employee members, except chairman	40,000
Audit Committee:
Members	10,000
Chairman	20,000
Compensation Committee:
Members	7,500
Chairman	15,000
Nominating and Corporate Governance Committee:
Members	5,000
Chairman	15,000
Commercial Committee:
Members	7,500
Chairman	15,000
R&D Committee:
Members	7,500
Chairman	15,000

We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our Board and committee meetings. The Chairman of the Board does not receive any cash compensation and instead is compensated for service on the Board entirely in the form of equity. Our directors may elect to receive their annual retainer in options with aggregate grant date fair value equal to the cash amount of the retainer that they would have otherwise been entitled to receive on such date. Such options vest in full on the first anniversary of the grant date.
In addition, each new non-employee director upon his/her election to the Board receives a one-time option grant to purchase shares of the Company’s common stock in such amount and on such terms as authorized by the

Board, or by a committee appointed by the Board, subject to periodic review. The Company’s Compensation Committee has reviewed market practice related to non-employee director awards and discussed the approach for the Company each year since 2018. Beginning in 2018, each non-employee director serving on the Board immediately following the Company’s annual meeting of stockholders receives an annual option grant on the date of each annual meeting of stockholders in such amount and on such terms as authorized by the Board, or by a committee appointed by the Board, subject to periodic review. In 2021, the Company holistically assessed its approach to new director equity (and has reviewed annually thereafter) using market data prepared by Semler Brossy.
The annual option grants awarded to our directors vest in full on the first anniversary of the grant date. The one-time option grants awarded upon a new director’s appointment to the Board vest in equal monthly installments over the course of the three years following the grant date.
All of the foregoing option grants have or will have an exercise price equal to the fair market value of a share of common stock on the date of grant.
2024 Director Compensation Table
The following table presents the total compensation for each person who served as a member of our Board during 2024. Other than as set forth in the table, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our Board in 2024. Gaurav D. Shah, M.D., our Chief Executive Officer, received no compensation for his service as a director during 2024, and, consequently, is not included in this table. The compensation received by Dr. Shah as an employee during 2024 is presented in the “2024 Summary Compensation Table” earlier in this proxy statement and other related named executive officer compensation disclosures in this proxy statement.

Director Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total $
Elisabeth Björk, M.D., Ph.D.(2)	56,936	359,990	—	416,926
Carsten Boess	69,477	359,990	—	429,467
Mikael Dolsten, M.D., Ph.D.(3)	14,260	654,991	—	669,251
Pedro Granadillo(2)	69,986	359,990	—	429,977
Gotham Makker, M.D.(2)	45,793	359,990	—	405,783
Fady Malik, M.D., Ph.D.	41,977	359,990	—	401,967
David Southwell	44,620	359,990	—	404,610
Naveen Yamalanchi(4)	50,557	359,990	—	410,547
Keith Woods(5)	53,954	359,990	—	413,944
Roderick Wong, M.D.(6)	—	409,981	—	409,981

(1)
Amounts represent the aggregate grant-date fair value of option awards granted to our directors in 2024, computed in accordance with FASB ASC Topic 718 excluding the effect of estimated forfeitures. For information regarding assumptions underlying the valuation of equity awards, see Note 9 to our consolidated financial statements for the year ended December 31, 2024. These amounts do not correspond to the actual value that may be recognized by the directors upon vesting of the applicable awards. As of December 31, 2024, Rocket Board members held unexercised options to purchase the following number of shares: 240,125 shares for Mr. Wong, 254,155 shares for Mr. Makker, 222,118 shares for Mr. Granadillo, 220,025 shares for Mr. Boess, 50,533 shares for Dr. Dolsten, 390,649 shares for Mr. Southwell, 199,775 shares for Mr. Yamalanchi, 186,341 shares for Dr. Björk, 139,379 shares for Dr. Malik and 56,426 for Mr. Woods. The grant date fair value of the 2024 Director awards were $359,990.

(2)	Dr. Björk, Mr. Granadillo and Dr. Makker elected to receive options in lieu of their 2024 cash retainer, which had the same grant date fair value as they would have otherwise received in cash.
(3)
Dr. Dolsten was appointed to our Board effective September 5, 2024, and his cash Board fees were prorated based on the number of days he served as a director in fiscal 2024. Dr. Dolsten received a new director grant with a grant date fair value of $360,000 and a prorated annual grant with a grant date fair value of $295,000.

(4)	Dr. Yalamanchi stepped down from our Board of Directors effective January 25, 2025.
(5)
R. Keith Woods, a current director, will not stand for re-election at the Annual Meeting. As such, his term as a director, and a member of the Audit Committee and the Commercial Committee, will expire at the Annual Meeting.

(6)	As Chairman of the Board, Dr. Wong is not entitled to receive any cash fees for his service. Dr. Wong’s option awards consist of 23,944 director options and 3,325 options in lieu of cash retainer.

Director and Executive Stock Ownership Guidelines
We adopted stock ownership guidelines in March 2022 to further align the interests of our directors and officers with our shareholders. Directors are expected to achieve ownership in the amounts set forth in the table below within three years of the adoption of the guidelines or three years of being appointed as a director, and officers are expected to achieve ownership in the amounts set forth in the table below within five years of the adoption of the guidelines or five years of being appointed as an officer.

Position	Target Value
Non-Employee Director	1x Annual Retainer
Chief Executive Officer	3x Annual Base Salary
Chief Financial Officer	1x Annual Base Salary
Other Executive Officer	1x Annual Base Salary

TRANSACTIONS WITH RELATED PERSONS
Policies and Procedures for Related Person Transactions
Other than compensation arrangements, we describe below the transactions, and series of similar transactions, since January 1, 2024, to which we were a party or will be a party, in which:
•	the amounts involved exceeded or exceeds $120,000; and
•
any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

We have adopted a written Related Person Transaction Policy, which requires that all related person transactions are reviewed and approved by our Audit Committee. This review covers any material transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, and a related person had or will have a direct or indirect material interest, including, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. A “related person” is any person who is or was one of our executive officers, directors or director nominees or is a holder of more than 5% of our common stock, or their immediate family members or any entity owned or controlled by any of the foregoing persons.
Certain Related-Person Transactions
In June 2023, the Company entered into a new consulting agreement with Adaptive Technologies, a limited liability company that is owned and managed by Dr. Patel’s husband, for information technology advisory services. In exchange for the services provided under the agreement, the Company will pay $450 per hour worked for performing the services.
On September 15, 2023, we completed a public offering, which included the sale of pre-funded warrants to purchase approximately 3.1 million shares of common stock at a price of $15.99 per warrant to funds affiliated with RTW Investments LP, our largest shareholder, for aggregate net proceeds of approximately $50 million.
On December 12, 2024, we completed a private placement of pre-funded warrants to purchase 400,000 shares of common stock at a price of $12.49 per warrant with RTW Innovation Master Fund, Ltd., an affiliate of RTW, for aggregate net proceeds of approximately $4.7 million.
In February 2025, the Company entered into a consulting agreement with Dr. Dolsten, a member of the Board, effective March 3, 2025, for services related to the Company’s research and development activities. As compensation for services rendered, Dr. Dolsten will receive a total of $125,000 paid in equal monthly installments and $125,000 of RSUs valued based on the closing price on March 3, 2025, which will cliff vest on December 31, 2025. The consulting agreement will terminate on December 31, 2025, unless terminated earlier by the Company for cause or voluntarily by Dr. Dolsten.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of April 21, 2025 for:
•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our capital stock;
•	our named executive officers;
•	each of our other directors; and
•	all executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. A person is deemed to be a beneficial holder of our common stock if that person has or shares voting power, which includes the power to vote or direct the voting of our common stock, or investment power, which includes the power to dispose of or to direct the disposition of such capital stock. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all common stock shown as beneficially owned by them.
The table lists applicable percentage ownership based on 106,785,606 shares of common stock outstanding as of April 21, 2025. Shares of common stock that may be acquired by an individual or group within 60 days of April 21, 2025, pursuant to the exercise of options, warrants or other rights, are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage.
Unless otherwise noted below, the address of each person listed on the table is c/o Rocket Pharmaceuticals, Inc., 9 Cedarbrook Drive, Cranbury, NJ 08512.

Name and address of beneficial owner	Number of Shares Beneficially Owned	Percent of Class
5% Stockholders
RTW Investments, LP(1) 40 10th Avenue, Floor 7 New York, NY 10014	18,188,457	17.0%
Wellington Management Group LLP(2) 280 Congress Street Boston, MA 02210	13,995,177	13.1%
Blackrock, Inc.(3) 55 East 52nd Street New York, NY 10055	5,930,178	5.6%
Maverick Capital, Ltd.(4) 1900 N. Pearl Street, 20th Floor Dallas, TX 75201	5,547,175	5.2%
The Vanguard Group(5) 100 Vanguard Blvd Malvern, PA 19355	5,447,565	5.1%
Named executive officers and directors
Gaurav Shah, M.D.(6)	3,209,364	3.0%
Aaron Ondrey(7)	42,676	*
Kinnari Patel, Pharm.D., M.B.A.(8)	1,594,733	1.5%
Jonathan Schwartz, M.D.(10)	686,568	*
Martin Wilson, J.D. (11)	224,773	*
John Militello, CPA(12)	271,518	*
Sarbani Chaudhuri	—	—

Name and address of beneficial owner	Number of Shares Beneficially Owned	Percent of Class
Roderick Wong, M.D.(1)	18,401,313	17.2%
Elisabeth Björk, M.D., Ph.D.(13)	158,465	*
Carsten Boess(14)	196,081	*
Mikael Dolsten, M.D., Ph.D.	—	—
Pedro Granadillo(15)	193,519	*
Gotham Makker, M.D.(16)	848,544	*
Fady Malik, M.D., Ph.D.(17)	115,435	*
Piratip Pratumsuwan	—	—
David P. Southwell(18)	461,865	*
R. Keith Woods(9)	35,902	*
All directors and executive officers as a group (17 persons)(19)

*	Represents beneficial ownership of less than one percent.
(1)
Based on Amendment No. 11 to Schedule 13D, jointly filed by RTW Investments, LP (“RTW”) and Roderick Wong with the SEC on December 16, 2024. According to Amendment No. 11 to Schedule 13D, the reporting persons had shared voting power and shared dispositive power with respect to 18,188,457 shares. The number shares of shares beneficially owned does not include 3,526,955 pre-funded warrants to purchase shares of Rocket’s common stock (the “Pre-Funded Warrants”) purchased by funds affiliated with RTW in September 2023 and December 2024. The Pre-Funded Warrants contain an exercise limitation prohibiting the holder from exercising the Pre-Funded Warrants until such time as the holder, together with certain other related parties, would not beneficially own after any such exercise more than 9.99% of the then issued and outstanding common stock (the “Blocker”). Due to the Blocker, the Pre-Funded Warrants beneficially owned by certain of the RTW Funds are not presently exercisable. According to Schedule 13D/A, the shares of common stock beneficially owned by the reporting persons are held by one or more funds (together the “RTW Funds”) managed by RTW Investments, LP (the “RTW Adviser”). The RTW Adviser, in its capacity as the investment manager of the RTW Funds, has the power to vote and the power to direct the disposition of all such shares of common stock held by the RTW Funds. Roderick Wong is the Managing Partner and Chief Investment Officer of the RTW Adviser. Roderick Wong is a control person of RTW and Chairman of the Board. Mr. Wong’s holdings also include 212,856 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 21, 2025.

(2)
Based on Amendment No. 3 to Schedule 13G, filed by Wellington Management Group LLP with the SEC on February 10, 2025. According to the Schedule 13G, the reporting persons had shared voting power with respect to 12,632,495 shares, shared dispositive power as to 13,463,648 shares and did not have sole voting power or sole dispositive power as to any shares.

(3)
Based on Amendment No. 2 to Schedule 13G, filed by Blackrock, Inc. with the SEC on January 29, 2024. According to Amendment No. 1 to Schedule 13G, the reporting persons had sole voting power with respect to 5,847,675 shares, sole dispositive power with respect to 5,930,178 shares, and did not have shared voting or dispositive power as to any shares.

(4)
Based on Schedule 13G, filed by Maverick Group, Ltd. with the SEC on April 14, 2025. According to the Schedule 13G, the reporting persons had shared voting and shared dispositive power with respect to 5,547,175 shares and did not have sole voting power or sole dispositive power as to any shares.

(5)
Based on Amendment No. 1 to Schedule 13G, filed by The Vanguard Group with the SEC on February 13, 2024. According to the Schedule 13G, the reporting persons had shared voting power with respect to 108,058 shares, shared dispositive power with respect to 183,551 shares, sole dispositive power as to 5,264,014 shares and did not have sole voting power as to any shares.

(6)
Consists of (i) 1,000,052 shares of common stock, (ii) 207,897 shares of common stock owned by Dr. Shah’s wife, (iii) 198,341 shares of common stock held by Gaurav D. Shah Irrevocable Trust, (iv) 1,995,995 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 21, 2025 and (v) 192,738 shares of common stock issuable upon the vesting of RSUs within 60 days after April 21, 2025.

(7)
Consists of (i) 23,158 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 21, 2025 and (ii) 19,518 shares of common stock issuable upon the vesting of RSUs within 60 days after April 21, 2025.

(8)
Consists of (i) 316,360 shares of common stock, (ii) 131,701 shares owned by Dr. Patel’s husband, (iii) 1,078,929 shares of common stock issuable upon the exercise of stock options within 60 days after April 21, 2025 and (iv) 67,743 shares of common stock issuable upon the vesting of RSUs within 60 days after April 21, 2025.

(9)	Consists of 35,902 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 21, 2025.
(10)
Consists of (i) 109,656 shares of common stock, (ii) 518,618 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 21, 2025 and (iii) 58,294 shares of common stock issuable upon the vesting of RSUs within 60 days after April 21, 2025.

(11)
Consists of (i) 10,148 shares of common stock, (ii) 185,865 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 21, 2025 and (iii) 28,760 shares of common stock issuable upon the vesting of RSUs within 60 days after April 21, 2025.

(12)
Consists of (i) 18,702 shares of common stock, (ii) 211,946 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 21, 2025 and (iii) 40,870 shares of common stock issuable upon the vesting of RSUs within 60 days after April 21, 2025.

(13)	Consists of 158,465 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 21, 2025.

(14)	Consists of 196,081 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 21, 2025.
(15)
Consists of (i) 86,009 shares of common stock issuable upon the exercise of options held by Ann Granadillo Lowe 2020 Revocable Trust dated 12/28/2020 (“Ann Granadillo Lowe Trust”) exercisable within 60 days after April 21, 2025, (ii) 48,245 shares of common stock issuable upon the exercise of options held by Paul Andrew Granadillo 2020 Revocable Trust dated 12/28/2020 (“Paul Andrew Granadillo Trust” (iii) 16,009 shares of common stock issuable upon the exercise of options by the Pedro P. Granadillo Irrevocable Trust of 2020, dated December 28, 2020, and together with the Ann Granadillo Lowe Trust, the “Trusts”) exercisable within 60 days after April 21, 2025, and (iii) 193,519 shares of common stock issuable upon the exercise of options held by Mr. Granadillo exercisable within 60 days after April 21, 2025. Mr. Granadillo is the trustee of the Trusts.

(16)
Consists of (i) 621,500 shares of common stock held by Simran Investment Group and (ii) 227,044 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 21, 2025. Dr. Makker serves as the Chief Executive Officer and Chief Investment Officer of Simran Investment Group and exercises voting and dispositive control over the securities held by Simran Investment Group and is therefore deemed be the beneficial owner of securities owned or controlled by Simran Investment Group. Notwithstanding the foregoing, Dr. Makker disclaims personal beneficial ownership of the reported securities held by Simran Investment Group, except to the extent of his pecuniary interest therein. Dr. Makker has a pecuniary interest in RTW, but the beneficial ownership of Dr. Makker in the table above does not reflect such ownership. Dr. Makker has no voting or dispositive power over the shares held by RTW.

(17)	Consists of 115,435 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 21, 2025.
(18)	Consists of (i) 95,160 shares of common stock and (ii) 366,745 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 21, 2025.
(19)
Includes only current directors and executive officers serving in such capacity on the date of the table. Consists of the shares and stock options held by Dr. Björk, Mr. Southwell, Mr. Boess, Mr. Granadillo, Dr. Malik, Dr. Makker, Mr. Woods, Dr. Shah, Mr. Pratumsuwan, Dr. Wong, and Dr. Dolsten and shares and stock options held by current executive officers of the Company.

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to us, or written representations from our officers and directors, we believe that during, and with respect to, 2023, all of our officers and directors and greater than 10% shareholders complied in all respects with the reporting requirements promulgated under Section 16(a), other than (i) Form 4s report filed by Gaurav Shah, Martin Wilson and Kinnari Patel in connection with May 14, 2024 RSU vestings which were filed May 20, 2024, (ii) Form 4 reports filed by Rod Wong, Elisabeth Björk, Carsten Boess, Pedro Granadillo, Gotham Makker, Fady Malik, David Southwell and R. Keith Woods in connection with June 13, 2024 option grants which were filed on June 20, 2024, (iii) Form 4 reports filed by Elisabeth Björk and Gotham Makker in connection with September 26, 2024 option grants which were filed on October 29, 2024, and (iv) a Form 4 report filed by David Southwell related to a May 2, 2024 gift of shares of common stock by Mr. Southwell to a trust, which was filed on May 20, 2024.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2024 with respect to shares of our common stock that may be issued under the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(2)	17,458,896(3)	$16.19	3,192,205(4)
Equity compensation plans not approved by security holders	—	—	—
Total	17,528,557	$16.19	3,192,205

(1)	Does not include shares issuable upon vesting of outstanding time- and performance-based RSUs, which have no exercise price and are included in column (a).
(2)
Consists of the 2014 Plan and the 2014 Amended and Restated Employee Stock Purchase Plan (the “2014 ESPP”). The 2014 Plan provides that an additional number of shares will automatically be added to the shares authorized for issuance under the 2014 Plan on January 1 of each year. The number of shares added each year will be equal to 4% of the outstanding shares on the immediately preceding December 31. The 2014 ESPP provides on January 1, 2016 and each January 1 thereafter, the number of shares of common stock approved, reserved and available for issuance under the 2014 ESPP will be cumulatively increased by the lesser of (i) 600,000 shares of common stock or (ii) such number of shares as is necessary to set the number of unissued shares under the plan at 1% of the Company’s outstanding common stock as of January 1 of the applicable year; provided that the Board may act prior to the first day of any fiscal year to provide that there will be no January 1 increase in the share reserve for such fiscal year or that the increase in the share reserve for such fiscal year will be a lesser number of shares of common stock than would otherwise occur pursuant to the preceding clause.

(3)	Consists of shares underlying outstanding options and time- and performance-based restricted stock units under the 2014 Plan (with performance-based RSUs counted at maximum).
(4)
Consists of 2,172,918 shares available under the 2014 Plan, 1,019,287 shares available under the 2015 Plan and 0 shares available under the 2014 ESPP. The number of shares that may be purchased under the current 2014 ESPP purchase period is indeterminable because it is dependent on individual contributions as well as our stock price at the end of the purchase period.

STOCKHOLDER PROPOSALS AND NOMINATIONS
A stockholder intending to nominate persons for election to the Board or propose other business (other than pursuant to Rule 14a-8 of the Exchange Act) to be considered by stockholders at the 2026 annual meeting of stockholders must submit timely written notice in compliance with our bylaws to our Secretary, c/o Rocket Pharmaceuticals, Inc., 9 Cedarbrook Drive, Cranbury, NJ 08512.
The required notice must be in writing and, to be timely, received by our Secretary at our principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s annual meeting. However, in the event the annual meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, a stockholder’s notice, to be timely, must be received by our Secretary not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Accordingly, assuming that the 2026 annual meeting of stockholders is not convened more than thirty (30) days before or more than sixty (60) days after the anniversary date of the Annual Meeting, for stockholder proposals (other than pursuant to Rule 14a-8 of the Exchange Act) or nominations to be brought before the 2026 annual meeting of stockholders, the required notice must be received by our Secretary at the address set forth above no earlier than February 18, 2026, and no later than March 20, 2026. Stockholder proposals (other than pursuant to Rule 14a-8 of the Exchange Act) and nominations not received within this time frame will be considered untimely.
Any stockholder proposal submitted pursuant to Rule 14a-8 of the Exchange Act to be included in the proxy statement for the 2026 annual meeting of our stockholders must satisfy the SEC’s regulations under Rule 14a-8 of the Exchange Act and be received no later than December 30, 2025. Under Rule 14a-8, we are not required to include such stockholder proposals in our proxy materials unless this condition is satisfied. Accordingly, any notice of such stockholder proposals received after this date will be considered untimely. If the date of the annual meeting is moved by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. In the event of such a change to the annual meeting date, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy card for such meeting any such stockholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Exchange Act.

OTHER MATTERS
As of the time of preparation of this proxy statement, neither the Board nor management intends to bring before the Annual Meeting or any adjournment or postponement thereof any business other than that referred to in the Notice of Annual Meeting and this proxy statement. If any other business should properly be brought before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy card will vote on such business as recommended by the Board or, if no recommendation is given, in their own discretion according to their best judgment.
AVAILABILITY OF CERTAIN DOCUMENTS
Accompanying this proxy statement and posted on the investor relations portion of our website at www.rocketpharma.com with this proxy statement, is our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement. We will also mail without charge, upon written request, a copy of that Annual Report excluding exhibits. Requests can be made by email by emailing info@rocketpharma.com, or by a written request addressed to our Secretary, c/o Rocket Pharmaceuticals, Inc., 9 Cedarbrook Drive, Cranbury, New Jersey 08512.
Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker unless we have received contrary instructions from one or more of the stockholders. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. We will promptly deliver a separate copy of the Notice of Internet Availability or the proxy materials, as applicable, to such stockholders if you make a written or oral request to our corporate secretary at the address above, or by calling (646) 440-9100.
If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the Notice of Internet Availability or the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

ROCKET PHARMACEUTICALS, INC.
9 CEDARBROOK DRIVE
CRANBURY, NJ 08512

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Annual Meeting - Go to **www.virtualshareholdermeeting.com/RCKT2025**

You may attend the Annual Meeting via the Internet and vote during the meeting. Have your proxy card in hand when you access the web site and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V75008-P31074

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ROCKET PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR ALL the following directors:

Nominees:	**For**	**Withhold**
1a. Roderick Wong, M.D.	☐	☐
1b. Elisabeth Björk, M.D., Ph.D.	☐	☐
1c. Carsten Boess	☐	☐
1d. Mikael Dolsten, M.D., Ph.D.	☐	☐
1e. Pedro Granadillo	☐	☐
1f. Gotham Makker, M.D.	☐	☐
1g. Fady Malik, M.D., Ph.D.	☐	☐
1h. Piratip Pratumsuwan	☐	☐
1i. Gaurav Shah, M.D.	☐	☐
1j. David P. Southwell	☐	☐

The Board of Directors recommends you vote FOR proposal 2:	**For**	**Against**	**Abstain**
2. Ratification of the appointment of EisnerAmper LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025;	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 3:	**For**	**Against**	**Abstain**
3. Consider and act upon a non-binding, advisory vote on the compensation of our named executive officers;	☐	☐	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V75009-P31074

ROCKET PHARMACEUTICALS, INC.
Annual Meeting of Stockholders
June 18, 2025 9:00 a.m., Eastern Time
This proxy is solicited by the Board of Directors

The undersigned appoints Gaurav Shah and Martin Wilson, or either of them, as Proxy holders, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Rocket Pharmaceuticals, Inc. (the "Company"), to be held on June 18, 2025, at 9:00 a.m., Eastern Time, virtually via the Internet at www.virtualshareholdermeeting.com/RCKT2025, and at any adjournments or postponements of the Annual Meeting, and to vote on behalf of the undersigned as specified in this Proxy all the shares of common stock of the Company that the undersigned would be entitled to vote if personally present, upon the matters referred to on the reverse side hereof, and, in their sole discretion, upon any other business as may properly come before the Annual Meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such Annual Meeting.

This Proxy, when properly executed, will be voted in the manner directed herein. **If no such direction is made, this Proxy will be voted in accordance with the Board of Directors' recommendations, which are set forth on the reverse side hereof.**

The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holders on any other matter that may properly come before the Annual Meeting and any adjournment or postponement thereof.

Continued and to be signed on reverse side